Exhibit 10.10.2
[Translation of Chinese original]
EQUITY TRANSFER AGREEMENT
IN CONNECTION WITH
GUANGZHOU WINCLICK INFORMATION TECHNOLOGY CO., LTD.
By and Among
REDGATE MEDIA AD CO., LTD.
CHENG CHEN
YU ZHANG
And
QINGPING WANG

Table of Contents

ARTICLE 1. Definitions	2
ARTICLE 2. Transfer of Equity Interest	4
ARTICLE 3. Representations and Warranties	5
ARTICLE 4. Closing	6
ARTICLE 5. Further Covenants	7
ARTICLE 6. Special Provisions	11
ARTICLE 7. Rights of The Parties	12
ARTICLE 8. Confidentiality	13
ARTICLE 9. Notices	13
ARTICLE 10. Liability for Breach of Contract and Termination of Contract	14
ARTICLE 11. Expenses and Taxes	15
ARTICLE 12. Dispute Resolution	15
ARTICLE 13. Governing Law	15
ARTICLE 14. Language	16
ARTICLE 15. Entire Agreement	16
ARTICLE 16. Effectiveness	16
APPENDIX 1. Conditions Precedent to Closing
APPENDIX 2. Representations and Warranties
APPENDIX 3. Schedule 1: Information of Value-added Telecom Business Permits of Group Companies
APPENDIX 3. Schedule 2: Intillectual Property
APPENDIX 4. List of Senior Management Personnel
APPENDIX 5. Intellectual Property Protection and Non-Copetition Agreement
APPENDIX 6. Non-Disclosure Agreement
APPENDIX 7 Disclosure Letter
APPENDIX 8. Finacial Reports
APPENDIX 9. Group Organization Structure
APPENDIX 10. Resolution of Shareholders’ Meeting
APPENDIX 11. Restated Ariticles of Association

2

THIS EQUITY TRANSFER AGREEMENT (the “Agreement”) is entered into on this 31st day of December 2009 by and among:
(1)	REDGATE MEDIA AD CO., LTD., a limited liability company duly established and validly existing under the laws of the People’s Republic of China, with its domicile at Suite 805, Building 2, No. 19 Jianguomenwai Avenue, Chaoyang District, Beijing (“Party A”);

(2)	CHENG CHEN, a natural person and citizen of the People’s Republic of China whose ID card number is 440681197806260819 and whose residential address is Rm. 702, Shanglefu, Shangshuyuan, Xiameiling, Futian District, Shenzhen, Guangdong;

YU ZHANG, a natural person and citizen of the People’s Republic of China whose ID card number is 654126197702234115 and whose residential address is 6D, Building 2, Tianan Cyber Park, Futian District, Shenzhen, Guangdong;

QINGPING WANG, a natural person and citizen of the People’s Republic of China whose ID card number is 342401450415004 and whose residential address is No. 6 Wanxi West Road, Jinan District, Liuan, Anhu; (Cheng Chen, Yu Zhang and Qingping Wang are hereinafter collectively referred to as “Party B”); and

(3)	GUANGZHOU WINCLICK INFORMATION TECHNOLOGY CO., LTD., a limited liability company duly established and validly existing under the laws of the People’s Republic of China, with its domicile at Suite 803-04, South Tower, Huasheng Bldg, No. 102 Xianlie Central Road, Yuexiu District, Guangzhou (the “Company”).

(The Company, Guangzhou Tianlang Network Technology Co., Ltd ( (“Tianlang”), Guangzhou Youxun Digital Technology Co., Ltd (“Youxun”), Guangzhou Zhishu Communication Technology Co., Ltd (“Zhishu”), Guangzhou Kaiyuan Digital Technology Co., Ltd (“Kaiyuan”), WinClick Information Technology (Nanjing) Co., Ltd (“WinClick (Nanjing)”) and Beijing Zhangshang Youyang Network Information Technology Co., Ltd (“Zhangshang Youyang”) are hereinafter collectively referred to as the “Group Company/Group Companies”, whose organization structure is shown in Appendix 9 hereof.)
WHEREAS:
(A)	The Company was established on January 24, 2007, with a registered capital of RMB one million Yuan (RMB 1,000,000) as of the execution date of the Agreement.

(B)	Party B owns 100 percent of the Equity Interest of the Company, of which Cheng Chen owns 50 percent of the Equity Interest, Yu Zhang owns 25 percent of the Equity Interest and Qingping Wang owns 25 percent of the Equity Interest.

(C)	Party A and Party B agree that Party B shall transfer 100 percent of the Equity Interest of the Company to Party A (the “Proposed Equity Transfer”) on the terms and conditions herein, pursuant to which Cheng Chen shall transfer 50 percent of the Equity Interest to Party A, Yu Zhang shall transfer 25 percent of the Equity Interest to Party A and Qingping Wang shall transfer 25 percent of the Equity Interest to Party A.

NOW, THEREFORE, following the negotiations between the Parties, the Parties agree as follows:
ARTICLE 1. DEFINITIONS
1.1	Unless otherwise expressly indicated or required by the context, the following terms shall have the meanings assigned to them as follows:

“Confidential Information” means all oral or written information on or relating to any of the Parties’ business operations, business strategies, business plans, investment plans, sales, clients, marketing, technologies, research and development, finances or otherwise, including but not limited to all reports and records containing such information and all copies (including electronic copies), reproductions, reprints and translations thereof. For purposes of this Agreement, the term “Confidential Information” shall also include this Agreement and any of the documents (including but not limited to the necessary documents that Both Parties are required to execute for the Closing) specified or referenced herein.

“Force Majeure Event” means any event which takes place after the Agreement is executed and cannot be foreseen at the time of executing the Agreement and the occurrence and consequence of which cannot be avoided or overcome and hinders the total or partial performance of any one Party or hinders the performance of the Agreement, including but not limited to fire, flood, earthquake, typhoon, seaquake, war, terrorist act or other violent acts, accident, strike, pestilence and quarantine restrictions.

“Registration Authority” means the competent administration for industry and commerce with which the Company is registered.

“Equity Interest” means, unless otherwise agreed by the Parties, 100 percent of the capital contribution to the Company owned by Party B and all title, rights and interests therein (including the rights and interests in any retained earnings of the Company), namely the equity interest that is the subject of the Proposed Equity Transfer.

“Working Day” or “Business Day” means a day other than a Saturday, Sunday or statutory public holiday in mainland China.

“Closing” means the completion by the Parties of the transfer of the Equity Interest mentioned in Article 2 hereof pursuant to Article 4.4 of this Agreement.

“Closing Date” means the date on which all of the conditions for the Proposed the Equity Transfer set forth in Appendix 1 hereto have been fulfilled (or waived) and the Parties confirm, in accordance with Article 4 hereof, that all of the Conditions Precedent have been fulfilled (or waived), or such other date as agreed upon by Both Parties.

“Due Diligence” means the comprehensive due diligence on the Company conducted by Party A and a party or parties designated by Party A.

“Disclosure Letter” means a letter executed and delivered to Party A by the Company prior to or on the execution date of the Agreement, to disclose exceptions from the Representations and Warranties as specified in Appendix 2, provided that all affairs disclosed must be specific and complete, and correspond to the reference numbers of Appendix 2 (refer to Appendix 7);

“Encumbrances” means any mortgages, claims, liens, options, pledges, encumbrances, preemptive rights, acquisition rights, seizure rights, ownership retention, setoff rights, counterclaims, trust arrangements and other such restrictions (including restrictions on the right to use, vote, transfer, receive proceeds or other ownership rights);

“Renminbi” or “RMB” means the legal currency of the PRC.

“Conditions Precedent” means the conditions precedent for the Closing set forth in Appendix 1 hereto.

“AoA” means the articles of association of the Company (including versions thereof as amended and supplemented from time to time).

“PRC” means the People’s Republic of China, for the purpose of the Agreement, exclusive of Hong Kong SAR, Macao SAR and Taiwan.

1.2	Unless otherwise expressly indicated or required by the context:

1.2.1	any reference to a contract, agreement or document herein shall mean such contract, agreement or document as may be amended, supplemented or renovated from time to time;

1.2.2	any reference to a person in this Agreement or another related contract, agreement or document shall include such person’s successors and permitted assigns;

1.2.3	any reference to an Article or Appendix herein shall be deemed to apply to the specified Article of or Appendix to this Agreement; and

1.2.4	“Party” shall refer to any of the Parties hereto, “Parties” or “Each Party” shall refer to each Party or all of the Parties hereto and “Both Parties” shall refer to Party A and Party B.
ARTICLE 2. TRANSFER OF EQUITY INTEREST
2.1	Party B agrees to transfer the Equity Interest to Party A for the price of Renminbi One Million (RMB1,000,000) (the “Transfer Price”) and Party A agrees to purchase the Equity Interest from Party B for the price of Renminbi One Million (RMB 1,000,000) in accordance with Article 4 hereof. The Equity Interest shall be free of any Encumbrances.

2.2	The Parties agree that the Company shall, and Party B shall cause the Company to approach the Registration Authority for the registration of industrial and commercial alteration for the Proposed Equity Transfer within seven (7) Working Days upon execution of the Agreement and complete such formalities and obtain the new business license of the Company within twenty (20) Working Days upon execution of the Agreement.

2.3	The holding of the equity interest of the Company prior to the completion of the Proposed Equity Transfer is set forth as below:

Name of shareholder	Capital contribution	Percentage
Cheng Chen	RMB 500,000	50%
Yu Zhang	RMB 250,000	25%
Qingping Wang	RMB250,000	25%
Total	RMB 1,000,000	100%
2.4	The holding of the equity interest of the Company after the completion of the Proposed Equity Transfer shall be as follows:

Name of shareholder	Capital contribution	Percentage
Redgate Media AD Co., Ltd.	RMB1,000,000	100%
Total	RMB 1,000,000	100%

ARTICLE 3. REPRESENTATIONS AND WARRANTIES
3.1	Each Party represents and warrants to the other Parties as follows: Each Party has the right, authorization and power to enter into this Agreement and perform the obligations hereunder and if executed by the Parties, this Agreement shall constitute a lawful, valid and binding obligation of the Parties that may be enforced pursuant to the terms hereof.

3.2	Party B further makes the representations and warranties set forth in Appendix 2 hereto to Party A.

3.3	Unless expressly indicated otherwise, each Party warrants that each representation and warranty by that Party, as of the execution date hereof and the Closing Date, is true, accurate, complete and not misleading.

3.4	If any representation or warranty given in this Agreement by a Party is false or erroneous, or if any representation or warranty is not duly and timely performed, the Party that made such representation or warranty shall be deemed in breach of such representation or warranty. In addition to performing the other obligations herein, the Party in breach of the representation or warranty shall indemnify and bear the losses, damages, expenses (including but not limited to reasonable legal fees or litigation expenses) and liabilities incurred by the non-breaching Parties as a result of such breach. If the behavior of Party B in breach of such representation and warranty causes any material loss to Party A, Party A has the right to unilaterally terminate the Agreement.

3.5	Prior to the completion of the Closing, if a Party becomes aware that any representation or warranty made hereunder by such Party is untrue, inaccurate, incomplete or misleading to the other Parties:
3.5.1	the breaching Party shall promptly notify the other Parties thereof in writing; and

3.5.2	the non-breaching party has the right to notify the breaching Party in writing to require it to take all necessary measures to cure such breach (the “Breach Notice”). If the breaching Party fails to cure the breach within thirty (30) days from the date of giving the Breach Notice, the non-breaching Party may select to unilaterally terminate this Agreement without undertaking any liability. Unless agreed in writing by all of the non-breaching Parties, under no circumstances shall the breaching Party be deemed to have been released from its liability for breach of contract under Article 3.4. The termination hereof shall not affect the rights and obligations that have arisen prior to the termination.

ARTICLE 4. CLOSING
4.1	The Closing is conditioned to the fulfillment of the Conditions set forth in Appendix 1.

4.2	The Parties agree that, within three (3) Business Days after all of the Conditions Precedent have been fulfilled (or waived), Party B shall provide the relevant supporting documentation to Party A and give Party A a written notification. The Parties shall jointly confirm in writing whether the Conditions Precedent stipulated in Article 4.1 herein have been fulfilled within three (3) Business Days from the date on which the notice is given or on such other date as may be agreed upon by the Parties (“Fulfillment Date of Conditions Precedent”).

4.3	On the Fulfillment Date of Conditions Precedent, Party B shall submit to Party A written documentation evidencing that all the Conditions Precedent have been fulfilled, including but not limited to all documentation amended by the Registration Authority which identifies Party A as the shareholder of the Company, such as the Company’s register of shareholders, the AoA and the new business license which reflect the business registration change and the business registration documents that evidence the change in registration of the Company’s legal representative and two directors to those persons appointed by Party A.

4.4	The Parties agree that the Closing of the Proposed Equity Transfer shall be carried out within seven (7) working days from the Fulfillment Date of Conditions Precedent.

4.5	The Closing of the Proposed Equity Transfer shall take place in Beijing on the Closing Date. Subject to the completion of the undertakings specified in Article 5 hereof by the Parties, Party A shall, on the Closing Date, pay the Transfer Price specified in Article 2.1 hereof to the account designated by Party B. Subject to that the fulfillment of all the Conditions Precedent and the completion of the undertakings specified in Article 5 hereof by the Parties, if Party A fails to pay the Transfer Price according to the terms and conditions hereof, Party B has the right to unilaterally terminate the Agreement.

4.6	The Parties shall use all reasonable efforts to procure the fulfillment of all of the Conditions Precedent for the Closing. If any Condition Precedent specified in Appendix 1 hereto is not fulfilled within forty-five (45) days from the execution date hereof, the Parties shall promptly negotiate to seek a mutually acceptable solution. If the Parties fail to reach agreement within sixty (60) days from the commencement of consultations, unless the Parties agree otherwise in writing, Party A has the right to, at its discretion, notify Party B in writing, upon the expiry of such sixty (60)-day period,, to terminate the Agreement.

4.7	Notwithstanding the provisions of Article 4.6 hereof, if the Closing cannot be carried out for the reason that one or more Conditions Precedent are not fulfilled due to a force majeure event (despite of the fulfillment of all of the other Conditions Precedent), the Parties shall promptly hold negotiations to seek a mutually acceptable solution. If the Parties fail to reach a solution within fifteen (15) Working Days from the commencement of consultations, unless otherwise agreed in writing by the Parties, Party A has the right to, at its discretion, notify Party B in writing, upon the expiry of such fifteen (15)-Working-Day period, to terminate the Agreement.

4.8	Both Parties agree that the non-breaching Party may require the breaching Party to indemnify all claims, expenses, costs, losses and liabilities (including tax liabilities) incurred or arising in connection with the breach, whether directly or indirectly, if:
4.8.1	Party B fails to perform or to punctually complete the performance of its obligations under Article 4.1 hereof, thereby making the Closing of the Proposed Equity Transfer impossible; or

4.8.2	Party A fails to pay to Party B the Transfer Price in full pursuant to Article 4.5 hereof.
ARTICLE 5. FURTHER COVENANTS
5.1	The Parties agree that they shall each execute all of the documents and make in accordance with the law all the acts required for the full implementation of this Agreement.

5.2	From the execution date of the Agreement to the registration date of industrial and commercial alteration for the Company’s Equity Transfer, the Company shall, within the first five (5) days of each month, provide Party A with the financial statements of the Group Companies for the preceding fiscal month. Additionally, during the above period, Party A has the right to require, within the normal working hours, the Company to provide the financial statements and cash-flow statements of the Group Companies and all other documents in connection with the business of the Group Companies for review by Party A, and has the right to copy or abstract such documents.

5.3	During the period from the execution date of the Agreement to the end of five (5) years after Party B leaves the Company for any reason (including but not limited to the termination of employment relationship), Party B exclusive of Qingping Wang shall not directly or indirectly hold any direct or indirect interests in any entity or sector that competes with or is similar to the Group Company or in any sector that could compete with the business of the Group Company, or provide any service to any entity that competes with or is similar to the Group Company. Within five years from the execution date of the Agreement, Qingping Wang shall not directly or indirectly hold any direct or indirect interests in any entity or sector that competes with or is similar to with the Group Company or in any sector that could compete with the business of the Group Company, or provide any service to any entity that competes with or is similar to the Group Company. The Parties confirm that the non-competition undertakings of Party B specified herein are made on the basis of the Proposed Equity Transfer and shall not be subject to the provisions of the Labor Contract Law of the People’s Republic of China on non-competition.

5.4	Party B and the Company shall not do, and shall not permit the Group Companies to do, anything during the period between the execution date hereof and the Closing Date that could have a material adverse effect on the Equity Interest and/or the Group Companies. For this purpose, Party B and/or the Company undertake(s) that during the period between the execution date hereof and the Closing Date, unless otherwise agreed in advance in writing by Party A:

5.4.1	Party B and/or the Group Companies shall not be permitted to enter into any transaction or take any action other than in the ordinary course of their business;

5.4.2	Party B and/or the Group Companies shall not be permitted to commit any act or omission that constitutes or could constitute a breach of the representations and warranties given by Party B hereunder;

5.4.3	the Group Companies shall not be permitted to declare a distribution or make a payment or make preparations for the declaration, payment or distribution of any dividends or bonuses or make any other profit distribution. Notwithstanding the generality of such provisions, the Parties confirm that the Company’s aggregated distributable profits prior to December 31, 2008 shall belong to Party B. For this purpose, within the period from the execution date hereof to the Closing Date, by the resolution of the Shareholders’ Meeting in the context prescribed in Appendix 10 hereinafter, the Company can confirm the profits distributable to Party, temporarily allocated by and retained with the Company, which shall be entered into the account book of the Company as the account payable to Party B. The Parties further agree that, without prejudice to the operation and development of the Company, within seven (7) working days upon receipt of the written notice from Party B for payment of the whole or part of retained profits, the Company shall pay such retained profits to Party B. Party B that within one (1) year upon payment of such retained profits to Party B, if additional fund support is required during the normal operation of the Company, Party B agrees that it will invest the full amount of the retained profits distributed in the Company as a loan at the prevailing loan interest rate of the bank for the corresponding period;

5.4.4	the Group Companies shall not be permitted to make or agree to make a capital increase, capital reduction or any other such change in its capital;

5.4.5	the Group Companies shall not be permitted to make or extend loans or provide any other such form of financial assistance to any third party;

5.4.6	unless otherwise provided in the laws, statutes, rules or regulations, the Group Companies shall not be permitted to pay a bonus to any manager, director, employee, sales representative, agent or advisor, increase the said persons’ income in any manner or change the remuneration or benefits of such persons in any manner whatsoever;

5.4.7	the Group Companies shall not be permitted to provide security or guarantees to Party B or any third party or create any mortgage, pledge or other form of Encumbrances on their assets;

5.4.8	the Group Companies shall not be permitted to prepay debts, release any third party from their claims on such party or waive any right of recourse;

5.4.9	any contracts or agreements into which the Group Companies have entered shall not be permitted to be amended;

5.4.10	the accounting methods, policies or principles, or financial and accounting rules and regulations of the Group Companies shall not be permitted to be revised;

5.4.11	any of the Group Companies’ sales practices or accounting methods shall not be permitted to be materially revised or altered, or the Group Companies’ employment policies, rules or regulations shall not be permitted to be materially changed;

5.4.12	other than resolutions adopted for the purpose of performing this Agreement, any shareholders’ resolution or board resolution that runs counter to the conventional matters discussed and adopted at annual shareholders’ meetings of the Group Companies shall not be permitted to be adopted;

5.4.13	Party B and/or the Group Company shall not be permitted to take any actions that are inconsistent with the provisions hereof or the transactions contemplated hereunder;

5.4.14	other than the actions taken to perform the Agreement, the Group Companies shall not be permitted to restructure their capital structure, amend their AoA or otherwise amend its registered business particulars (e.g. its name, address or such other basic particulars);

5.4.15	the Group Companies shall not be permitted to enter into agreements involving intellectual property with a third party, regardless of whether the title to intellectual property owned by the Group Companies changes, including but not limited to change by transfer, gifting, etc., or intellectual property owned by the Group Companies is licensed to a third party or the Group Companies have use of a third party’s intellectual property pursuant to such agreement; and

5.4.16	Party B and/or the Group Company shall not commit any act or omission that could lead to any of the aforementioned circumstances.
5.5	If the facts on which Party B relied in making its representations and warranties herein change, potentially causing a material adverse effect on the transactions hereunder, Party B shall promptly disclose such facts to Party A and immediately take all necessary actions to eliminate or reduce the adverse effect caused by such change on the Company.

5.6	The Company shall take all reasonable actions to safeguard its assets, use its best efforts to retain its existing management and core technical personnel and maintain its relationships with its clients, masters of affiliated websites and other such third parties that have an association with the Company’s business so as not to harm its reputation or its prospects as a going concern. Party B undertakes to, during the existing period of the employment relationship between Party B or General Manager designated by Party B and the Company, use its best efforts to put through the negotiations and transactions, on a fair and reasonable basis, with clients, masters of affiliated websites and other such third parties in association with the Company’s business, and to make no transaction with any third party other than on the basis of fair negotiation.

5.7	During the existing period of the employment relationship between Party B or the General Manager designated by Party and the Company, Party B and the Company shall ensure that except for the normal expiration, prior to June 31, 2012 or other dates agreed upon by the Parties, the value-added telecom business licenses held by the Group Companies shall all remain valid and pass all the annual inspection of the competent authority and the Group Company holding the value-added telecom business licenses with the normal expiration dates prior to June 31, 2012 or other dates agreed upon by the Parties shall, prior to the expiration of such licenses, complete the renewal procedures and successfully obtain the new value-added telecom business licenses with the expiration date later than June 31, 2012 or other dates agreed upon by the Parties. The particulars about the all value-added telecom business licenses held by the Group Company are listed in Schedule 1 to Appendix 3 hereof.

5.8	During the existing period of the employment relationship between Party B or the General Manager designated by Party and the Company, Party B and the Company shall be obligatory for auditing so as to ensure that the legal content of the wireless advertisement product and affiliated website for which the Group Company acts as an agent. Where the content of such wireless advertisement products or affiliated website violates the national laws and regulations due to the act of Party B in operating and managing the Company, thereby causing any harm to the Company, Party B shall be liable for compensation.

5.9	Party B and the Company further undertake that they will cause Shenzhen Bokaituo Technology Co., Ltd (“Bokaituo”) to complete the cancellation procedures. Party B and the Company warrant that during the period from the execution data hereof to the completion of cancellation procedures for Bokaituo, Bokaituo shall not undertake any business directly or indirectly in any name nor make any transaction. Party B and the Company undertake and ensure that Bokaituo and its shareholders shall bear any economic and legal liability that may arise since the establishment of Bokaituo and in the process of its cancellation, including but not limited to the liability for false capital contribution by the shareholders of Bokaituo.

5.10	Party B agrees that, if the qualified CPA firm appointed by Party A finds, in its financial audit over the Group Company, any event that may cause any hinder or adverse effect on the application of Party A or its related companies for listing, Party B and the Company shall, as per instructions from Party A, take all necessary actions to eliminate such hinder or adverse effect.

5.11	If any party forming Party B and/or any Group Company breaches the undertakings hereof (including but not limited to the non-competition undertaking) due to the management and operation of Party B, Party A has the right to notify Party B in writing to require it to take all necessary measures to cure such breach and compensate the Company for any loss thereof (the “Breach Notice”). If Party B fails to cure the breach and take the remedy to the satisfaction of Party A within thirty (30) days from the date of giving the Breach Notice, Party A may select to unilaterally terminate this Agreement without undertaking any liability. Under no circumstances shall the liability for breach of contract due to the breach of the undertakings herein be deemed to have been waived. The termination hereof shall not affect the rights and obligations that have arisen prior to the termination.

ARTICLE 6. SPECIAL PROVISIONS
6.1	The Parties agree that, at the time of applying for the business registration of the Proposed Equity Transfer, the Company shall set up the Board of Directors composed of three (3) members, of whom two (2) shall be appointed by Party A and one (1) by Party B and the AoA of the Company shall be amended accordingly. The chairman shall be a director appointed by Party A. The Parties shall separately specify the term of office of the director to be appointed by Party B.

6.2	The Parties agree that, upon completion of the business registration for the Proposed Equity Transfer, the Company’s Financial Director shall be nominated by Party A and appointed by the Company’s Board of Directors; the Company’s first general manager shall be nominated by Party A and appointed by the Company’s Board of Directors, for a term of three years; the Company’s deputy general manager (operation) shall be nominated by Party A and appointed by the Company’s Board of Directors; other senior management personnel of the Company shall be appointed by the Company’s Board of Directors.

6.3	The Parties agree that during the term of office of the Company’s first general manager, (i) if the Company’s net profits of the normal operation for the year of 2009, 2010 or 2011 as audited by the qualified CPC firm recognized by Party A according to the prevailing general accounting rules of USA are lower than the performance target (for the purpose hereof, the performance target will be RMB 8,500,000 for the year of 2009, RMB 8,500,000 for the year of 2010 and RMB 9,775,000 for the year of 2011); or (ii) the act of the general manager violates the provisions of AoA or the laws and regulations, the obligations of loyalty and diligence or the provisions in his Employment Contract with the Company, thereby causing the Company a major loss of more than Renminbi One Million (RMB1,000,000), Party A has the right to request the Board to dismiss and replace the general manager.

6.4	The Parties agree that during the term of office of the Company’s first general manager, in case of any hindrance or adverse effect (including but not limited to the failure of Party A or its related companies to consolidate the financial statements of the Company) on the application of Party A or its related companies for listing as specified Article 6.4 above, when Party A receives the explanation issued by its listing advisor on such listing hindrance, Article 6.4 above shall become automatically terminated and invalid, but the termination and invalidation of Article 6.4 shall not affect the effect and performance of the other articles hereof. The Parties agree that upon termination of Article 6.4 herein, if the Group Company fails to obtain the consent from Party B to undertake any event specified in Article 6.4, thereby causing the failure to fulfill the Company’s annual performance target as specified in Article 6.3 hereof, such annual performance target of the Company shall be deemed to have been fulfilled.
6.4.1	To issue the corporate bond, provide or release loans or grant any credit to any person other than in the ordinary course of the Group Company’s business;

6.4.2	To make decisions on the Group Company’s merge, separation, dismissal, liquidation or change of corporate form;

6.4.3	To sell, lease, exchange or transfer the assets owned or substantially owned by the Group Company;

6.4.4	To purchase or acquire the assets owned or substantially owned by other persons, transfer any major contract with a substantial effect on the operation of the Group Company;

6.4.5	To decide on the external equity investment or credit investment, including but not limited to investment and purchase for and of other companies’ shares, equities or interests, conclude any joint venture, partnership, alliance or joint operation arrangement, or set up any subsidiary, branch, representative office, liaison office or any other entities;

6.4.6	To amend the provisions of the Company’s Restated AoA prescribed in Appendix 11 on the appointment of Cheng Chen as the Company’s first general manager and director; and

6.4.7	other material events that affect the commercial mode of the Group Company or the business direction of the Group Company.
ARTICLE 7. RIGHTS OF THE PARTIES
7.1	The Parties agree that if any of the following facts, matters or events exists prior to the Closing, Party A may terminate this Agreement without undertaking any liability by so notifying Party B and/or the Company in writing. Additionally, it may demand that the breaching Party bear the liability for breach of contract specified in Article 10:
7.1.1	any act of Party B and/or the Company that constitutes a fundamental breach hereof, making it impossible for Party A to complete the acquisition of the Equity Interest;

7.1.2	any breach by Party B of any representation or warranty and such breach has a material adverse effect on the Company and the transactions hereunder; or

7.1.3	an event that has or may have a material adverse effect on the Company’s business, financial condition or prospects.
7.2	The Parties agree that if any of the following facts, matters or events exists prior to the Closing, Party B may terminate this Agreement without undertaking any liability by so notifying Party A in writing. Additionally, Party B may demand that the breaching Party bear the liability for breach of contract under Article 10:
7.2.1	an act of Party A that constitutes a fundamental breach hereof, making it impossible for Party B to receive the Transfer Price; or

7.2.2	an event that has or may have a material adverse effect on the transactions hereunder that arises due to the willful misconduct or gross negligence on the part of Party A.

ARTICLE 8. CONFIDENTIALITY
8.1	A Party (the “Receiving Party”) that becomes aware of or receives Confidential Information from a Party hereto (the “Disclosing Party”) shall keep such information confidential, may not use such Confidential Information for any purpose other than for the purposes contemplated by this Agreement and may not disclose the Confidential Information to any party other than Party A or Party B (or a company appointed by Party A or Party B (such company shall bear the confidentiality obligations hereunder, and Party A or Party B shall bear the legal liability arising from a breach of the confidentiality obligations hereunder committed by any company appointed by said Party)) without the prior written consent of the other Parties. Notwithstanding the foregoing restrictions, the confidentiality obligations set forth in this Article 8 shall not apply to:
8.1.1	information that has entered the public domain other than as a result of the wrongful conduct of the Receiving Party or its representatives, agents, suppliers or subcontractors;

8.1.2	information legitimately and legally obtained by the Receiving Party from a third party, provided that at the time of obtaining such information, it is not subject to confidentiality obligations or other restrictions on use; or

8.1.3	information in written form owned by the Receiving Party, which is not subject to any restrictions on use or disclosure and is not obtained for the purpose of executing or performing this Agreement.
8.2	Notwithstanding Article 8.1, the Receiving Party may disclose Confidential Information to its employees, directors and professional advisors that is reasonably necessary for the purposes of this Agreement, provided that the Receiving Party ensures that such employees, directors and professional advisors are aware of and comply with the confidentiality obligations set forth in this Article. If the disclosure of the relevant Confidential Information is required by law or requested by a competent court, regulatory authority or any other such competent government agency, the Receiving Party may disclose such Confidential Information, provided that the Receiving Party shall, to the extent permitted by relevant laws and statutes, take all necessary actions to ensure that the Confidential Information is treated as confidential.

8.3	The Receiving Party shall not reproduce any Confidential Information in any manner whatsoever without the prior written consent of the Disclosing Party.

8.4	Article 8 shall survive the termination of the Agreement.
ARTICLE 9. NOTICES
9.1	Any notice hereunder shall be made in writing and dispatched by fax or registered mail to the recipient’s designated number or address. Notices dispatched by the aforementioned means shall be deemed as received:
9.1.1	the twelfth (12th) hour after transmission, if dispatched by fax; and

9.1.2	the third (3rd) day after consignment to the post office, if dispatched by registered mail.
9.2	If Party A dispatches a written notice to Party B pursuant to Article 9.1 hereof, it shall dispatch the same to Party B at the following fax numbers or correspondence addresses:
Cheng Chen Fax number: 020-87317600 Correspondence address: Suite 806, South Tower, Huasheng Bldg, No. 102 Xianlie Central Road, Yuexiu District, Guangzhou Attn.: Cheng Chen

Yu Zhang Fax number: 020-87317600 Correspondence address: Suite 806, South Tower, Huasheng Bldg, No. 102 Xianlie Central Road, Yuexiu District, Guangzhou Attn.: Yu Zhang

Qingping Wang Fax number: 020-87317600 Correspondence address: Suite 806, South Tower, Huasheng Bldg, No. 102 Xianlie Central Road, Yuexiu District, Guangzhou Attn.: Qingping Wang
9.3	If Party B dispatches a written notice to Party A pursuant to Article 9.1 hereof, it shall dispatch the same to Party A at the following fax number or correspondence address:

Fax number: 010-85263129 Correspondence address: Suite 805, Building 2, No. 19 Jianguomenwai Avenue, Chaoyang District, Beijing Attn.: Xioaming Tang
ARTICLE 10. LIABILITY FOR BREACH OF CONTRACT AND TERMINATION
OF CONTRACT
10.1	If a Party breaches any of the provisions hereof, it shall compensate the non-breaching Parties for all claims, expenses, costs, losses and liabilities incurred or arising in connection with such breach, whether directly or indirectly. If the breaching Party is one of the parties comprising of Party B and/or the Company, Party B shall jointly and severally bear the liabilities in respect of the compensation for such breach.

10.2	Without prejudice to any of the other provisions of this Article 10, if a Party fails to perform any of its obligations hereunder, the non-breaching Parties shall, in addition to exercising any other rights and remedies available hereunder, be entitled to demand that the breaching Party perform the relevant obligation and the Parties expressly waive the defense of sufficiency of damages.

10.3	Without prejudice to any of the other provisions of this Article 10, if a party comprising of Party B fails to fully transfer the Equity Interest to Party A on the terms and conditions hereof, Party A shall have the right to demand in writing that Party B perform its obligations as specified herein and transfer the Equity Interest to Party A. If Party B does not complete the procedures for amending the business registration for the Proposed Equity Transfer within seven (7) Working Days after receipt of the written notice from Party A, Party A shall be entitled to unilaterally terminate this Agreement on the basis of such material breach and demand that the breaching Party compensate for the losses, damages and costs (including but not limited to reasonable legal fees and litigation expenses) incurred in connection with the Proposed Equity Transfer by Party A as a result thereof.

10.4	If the Agreement is terminated for any reason, except for Articles 10, 8, 9, 11, 12 13 and 14, the Agreement shall immediately become invalid. The Parties shall take all necessary actions to keep the Parties in the same state as before the Agreement is executed, including but not limited to the application to the competent governmental authorities to cancel, withdraw or alter any application, registration, filing or any other relevant procedures relating to the transactions specified herein, which have been completed or are under process. Party B shall refund, in full amount, the Equity Transfer Price (if paid) to Party A, and Party A shall transfer 100 percent of the Equity Interest (if transferred) in the Company to Party B at the minimum price permitted by the prevailing laws and regulations of China. Termination of the Agreement shall not affect the rights and obligations that have arisen prior to such termination.
ARTICLE 11. EXPENSES AND TAXES
11.1	Both Parties shall each bear its own expenses (including but not limited to legal, accounting, financial, consulting, advisory and other related expenses) in connection with all the negotiations and the implementation of the final agreement (e.g., this Agreement (including the Appendices)) and the acquisition.

11.2	Both Parties shall each pay any taxes it may be required to pay in connection with the Proposed Equity Transfer hereunder. Both Parties shall each be responsible for paying the stamp duty in respect of the original of this Agreement it holds.
ARTICLE 12. DISPUTE RESOLUTION
Any dispute arising from or in connection with this Agreement, including disputes over the validity or existence of this Agreement, shall be resolved by Both Parties through good faith negotiations. If the dispute is not resolved within thirty (30) days after a Party gives notice requesting such negotiations, any Party shall have the right to submit the dispute to the Beijing Arbitration Commission for arbitration in Beijing in accordance with its arbitration rules then in effect. The arbitration award shall be final and binding on Both Parties.
ARTICLE 13. GOVERNING LAW
This Agreement shall be governed by, and construed in accordance with, the laws of the People’s Republic of China.

ARTICLE 14. LANGUAGE
This Agreement is made in Chinese in six (6) counterparts, of which Party A shall hold one original, each party comprising of Party B shall hold one original and the remaining originals shall be used to carry out the relevant registration procedures.
ARTICLE 15. ENTIRE AGREEMENT
This Agreement, including the attached Annexes, Appendices and Schedules, supersedes all prior written or oral agreements on the matters provided for herein reached by the Parties and constitutes the entire agreement between Both Parties.
ARTICLE 16. EFFECTIVENESS
This Agreement shall enter into effect on the date that it is signed/sealed by the Parties or their authorized representatives.
IN WITNESS WHEREOF, this Agreement is duly executed by the Parties on the date first set forth above.

Execution Page

Party A: REDGATE MEDIA AD CO., LTD.
By:	/s/ Yue Jin
 Name of Legal Representative: Yue Jin

Party B: CHENG CHEN
Signature:	/s/ Cheng Chen

YU ZHANG
Signature:	/s/ Yu Zhang

QINGPING WANG
Signature:	/s/ Qingping Wang

GUANGZHOU WINCLICK INFORMATION TECHNOLOGY CO., LTD. [company seal]

By:	/s/ Xiaoxia Wu
 Name of Legal Representative: Xiaoxia Wu
Execution Page of THE EQUITY TRANSFER AGREEMENT

APPENDIX 1.
CONDITIONS PRECEDENT TO CLOSING
The Closing of the Proposed Equity Transfer is conditioned on the fulfillment of all of the following conditions (or the waiver thereof in writing by the interested Party):
1.1	Party A shall be responsible for:

executing all legal documents that Party A is required to execute in order to complete the Proposed Equity Transfer (including but not limited to the equity transfer documents that the competent administration for industry and commerce may require to be executed).

1.2	Party B and the Company shall ensure that:
(1)	the Company has secured all permits, approvals, licenses, authorizations, etc. that are required by the law to conduct its business;

(2)	Party B and the Company have fulfilled their respective obligations and undertakings herein, including the undertakings specified in Article 5.2 to Article 5.4 hereof; the Company shall submit to Party A a letter issued by the Company’s authorized representative, confirming that as of the Closing Date, the Company has not been involved in any event that causes or may cause any material adverse effect on the operation or financial position

(3)	the representations and warranties of Party B continue to be true, accurate, complete and not misleading in all aspects as on the execution date hereof and the Closing Date.

(4)	Cheng Chen and Yu Zhang of Party B and all of the management personnel or core technical personnel specified in Appendix 4 have executed with the Company the employment contract with a term of at least 3 years to the satisfaction of Party A, the Intellectual Property Protection and Non-Compete Agreement as set forth in Appendix 5 and the Non-Disclosure Agreement as set forth in Appendix 6;

(5)	the Group Companies have executed employment contracts that are in compliance with the legal requirements with all of their employees, and have provided all the social insurance coverage and housing reserve fund required by relevant laws. As for the employees with whom the employment contracts had been executed prior to the execution date hereof, but for whom the Group Company had not yet paid the social insurance premium and housing reserve fund according to law, the Group Company has paid their social insurance premium and housing reserve fund in supplement according to law;
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(6)	the Company has rescinded the employment contracts, through agreement, with Lianghua Dai, Yonghai Liu, Shengbin Wu, Aihua Zhang, Ying Bin, Xiaoqiang Liu, Qianzhen Yang and Houyin Xiao and such employees have not any claim against the Company;

(7)	Party A has completed the Due Diligence on the Group Company, Party B and the Group Company have provided all the documents relating to the Due Diligence as required by Party A, and the results of the Due Diligence are satisfactory to Party A;

(8)	the Company has recovered at least 70% of all the accounts receivable of the Company as of September 30, 2009, as verified by the qualified CPA firm recognized by Party;

(9)	resolutions approving the Proposed Equity Transfer and the corresponding amendments to the AoA have been adopted at a meeting of the Company’s shareholders; the Company’s Restated AoA as set forth in Appendix 11 has been effectively approved and signed by the meeting of the shareholders; Party B has waived said Party’s right of first refusal over the Equity Interest to be transferred;

(10)	all other legal documents required to be executed by this Agreement or required to be executed in order to complete the Proposed Equity Transfer have been duly executed;

(11)	the procedures for the amendment of business registration in respect of the transfer of the Company’s Equity Interest and other relevant changes have been completed with the Registration Authority, for which Party A shall extend its necessary collaboration;

(12)	the registration or filing procedures for the directors appointed by Party A have been made with the Registration Authority;

(13)	Zhangshang Youyang and its shareholders have executed with the Company a series of control agreements to the satisfaction of Party A, including but not limited the Exclusive Business Cooperation Agreement, Exclusive Technical Consulting and Service Agreement, Business Operation and Shareholders’ Rights Consignment Agreement, Agreement for Right of First Refusal, Equity Pledge Agreement and Intellectual Property Licensing Agreement, and thus the actual interests of Zhangshang Youyang have been transferred to the Company. The legal and financial advisors (“Listing Advisors”) appointed by Party A have confirmed that such arrangement of control agreements will not cause any hindrance to or adverse effect on Party A or its related companies in consolidating the financial statements of the Group Company and applying for listing. If, in the opinion of the Listing Advisors, such arrangement of control agreements will cause any hindrance to or adverse effect on Party A or its related companies in applying for listing, the executing parties of such control agreements shall, as per requirement of the Listing Advisors, take all necessary
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actions (including but not limited to amendment and re-execution of such control agreements so as to eliminate such hindrance or adverse effect.
(14)	as per request of Party A, Cheng Chen and Yu Zhang have transferred all of their respective equity interests in Zhangshang Youyang to the persons designated by Party A and have completed the procedures for registration of such equity transfer; Party A and its designated persons shall extend necessary collaboration for the procedures for the above business registration; the relevant agreements (including but not limited to the relevant control agreements) relating to the change of Zhangshang Youyang’s shareholders have been amended and revised and re-executed by the authorized parties (if necessary);

(15)	the Company has transferred, prior to December 31, 2009, all its equity interest in Guangzhou New Moon Computer Technology Co., Ltd to the third parties that are not related to either Party B or the Company and the procedures for alteration of business registration have be completed for such equity transfer;

(16)	Cheng Chen, Yu Zhang and Qingping Wang have transferred, prior to December 31, 2009, all their respective equity interests in Guangzhou Dongyi Information Technology Co., Ltd to the third parties that are not related to either Party B or the Company and the procedures for alteration of business registration have be completed for such equity transfer;

(17)	WinClick (Nanjing) has secured the registration certificate of social insurance;

(18)	Tianlang, Zhishu and Kaiyuan have secured the registration certificate of social insurance and the annual inspection registration certificate for labor insurance;

(19)	Tianlang has executed with China Mobile (Guangdong) Co., Ltd the Agreement for WAP Business Measurement and Charge Consignment Service;

(20)	Xunyou has executed with China Mobile (Guangdong) Co., Ltd the Agreement for WAP Business Measurement and Charge Consignment Service;

(21)	Zhishu has executed with China Mobile (Guangdong) Co., Ltd the Agreement for WAP Business Measurement and Charge Consignment Service;
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APPENDIX 2.
REPRESENTATIONS AND WARRANTIES
In addition to the matters expressly disclosed in Disclosure Letter attached as Appendix 7(Disclosure Letter), Party B and the Company make to Party A on the execution date hereof and the Closing Date the representations and warranties set forth below in respect of the following matters; each representation or warranty shall be deemed as an independent representation or warranty, and shall not (unless otherwise expressly indicated) be limited or constrained by any other representation or warranty or any other provisions of this Agreement:
1.	No conflict: The execution and performance of this Agreement by Party B and the Company shall not breach or conflict with any of the provisions of the Company’s AoA or other organizational documents of the Company or violate any mandatory laws or regulations of the PRC. Party B and the Company have secured all third party approvals or authorizations required for the transactions contemplated by this Agreement (including those of competent government authorities).

2.	Valid existence of the Group Companies and Party B’s Equity: The Group Companies are all duly established and validly limited liability companies, with their respective registered capital already paid in full. All the corporate documents of the Group Companies, including the minutes of meetings of Board and Shareholders’ meetings and the register of shareholders, have been consistently and duly maintained, and have completely and accurately recorded all matters that ought to be recorded in such documents. Party B is the lawful owner of the Company’s Equity Interest, is entitled to the rights attaching to the Equity Interest and shall undertake the corresponding obligations. Other than those disclosed by Party B and the Company in the Disclosure Letter, no transfer, nomination, trust, pledge or any other manner of Encumbrances of or on the Equity Interest exists in respect of the Equity Interest.

3.	Investments: the Company has no investment or subsidiary commercial organization (including but not limited to subsidiaries, branches, offices or establishments; as well any other entities directly or indirectly controlled by or in which the Company has an equity interest, or any other entities in which the Company has an equity interest) other than Zhangshang Youyang, Tianlang, Xunyou, Zhishu, Kaiyuan and WinClick (Nanjing).

4.	Competitive Businesses: the parties forming Party B and the Group Companies’ directors and senior management personnel have directly or indirectly held any direct or indirect interests in any entity or sector that competes with or is similar to the Group Company or in any sector that could compete with the business of the Group Company.

5.	Information Disclosure: All of the information contained in this Agreement, and all other information given or provided by the Group Companies and Party B to Party A or any of its representatives, employees or professional advisors during the negotiations for this Agreement or any background check or other investigation conducted by Party A (or its representatives) prior to the execution hereof is, at the time of provision, and continues to be true, complete, accurate and not misleading in
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all respects. There are no facts, things or matters that would make any such information untrue, inaccurate or misleading that have not been disclosed to Party A, and there are no facts, things or matters that are once disclosed would reasonably affect Party A’s intent to purchase the Equity Interest or affect the provisions on which Party A’s intent to purchase the Equity Interest is based.
6.	Financial Report: The audited and unaudited financial reports of the Group Companies as at December 31, 2009 (the “Balance Sheet Date”) set forth in Appendix 8 truthfully, completely and accurately reflect the Company’s operations and financial position for the relevant periods or on the relevant reference dates. All of the Group Companies’ audited accounts and unaudited accounts have been prepared pursuant to the financial and accounting systems specified in the relevant laws of the PRC with the consideration of the Company’s actual circumstances, and truthfully and fairly reflect the Company’s financial and operational conditions as at the relevant accounting dates. The Group Companies’ financial records and information comply with the requirements of the PRC laws and statutes and satisfy the PRC accounting standards.

7.	Undisclosed debts: Other than the debts set forth below, the Group Companies do not have any debts that are not recorded on their balance sheets: (1) debts disclosed in the Disclosure Letter; and (2) debts incurred in the ordinary course of business after the Balance Sheet Date, that are not prohibited by this Agreement and shall not have a material adverse effect on any shareholder of the Group Companies or the Group Companies themselves. Other than those disclosed to Party A in the Disclosure Letter, the Group Companies have never assumed any obligation in respect of a guarantee, mortgage, pledge or any form of security provided to a third party nor ever created a mortgage, pledge or other security interest on their property.

8.	Insurance Coverage:
8.1	The Group Companies have insured all of its insurable assets for their entire replacement value pursuant to the type(s) of insurance that are commonly taken out by companies that engage in similar business or own similar assets. The insurance taken out by the Group Companies includes casualty insurance, personal injury and death insurance, third party liability insurance and other types of insurance commonly taken out by such companies.

8.2	With respect to all such insurance:
(i)	to date, the Group Companies have punctually paid all premiums;

(ii)	the insurance taken out by the Group Companies on leased immovable assets is presently valid, and if the Group Companies are responsible for renewing such insurance, such insurance policies satisfy the requirements in respect of the lease of any immovable assets in all respects;

(iii)	all insurance policies are fully valid; neither the Group Companies nor their representatives have committed any act or omission, made an erroneous representation or failed to disclose an event that could render
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such insurance policies revocable, or undertaken any action that could render such insurance polices invalid or unenforceable due to a violation of the law or other reason, or undertaken any action that breaches the terms, conditions or warranties of any insurance policy thereby giving an insurance company the right to refuse to pay all or part of any claim under such policy;
(iv)	with respect to each insurance policy, there are no special or unusual limitations, terms, exceptions or restrictions, the premiums payable do not exceed the normal premium rates and there are no circumstances existing that could cause an increase in the premiums; and

(v)	the Group Companies do not have any outstanding claims, and no circumstances exist that could give rise to any claim.
9.	Capital structure: The Group Companies’ AoA and AoA amendments registered with the Registration Authority are consistent with the Group Companies’ AoA and AoA amendments provided to Party A by Party B, and accurately and completely reflect the Group Companies’ capital structure prior to the Closing. The Group Companies have never in any manner whatsoever undertaken to issue or actually issued to any third party any of the Group Companies’ equity interest, shares, bonds, options or rights or interests of identical or similar nature other than the Equity Interest.

10.	No change: During the period between the Balance Sheet Date and the date of execution of this Agreement, none of Group Companies has carried out any of the following acts, unless otherwise provided herein or disclosed by Party B and the Company to Party A in the Disclosure Letter and approved in writing by Party A:
10.1	prepaid any debt;

10.2	provided security to a third party in the form of a guarantee or created a mortgage, pledge or any other form of Encumbrances on its property;

10.3	released any third party from a debt to the Group Companies or waived any right of recourse;

10.4	amended any existing contract or agreement;

10.5	paid a bonus to any management officers, directors, employees, sales representatives, agents or advisors of the Group Companies or increased their income in any manner, or changed their remuneration or benefits in any manner;

10.6	incurred any loss (insured or not) or experienced any change in the relationship with any supplier, client or employee whereby such loss or change would have a material adverse effect on the Group Companies;

10.7	revised the Group Companies’ accounting methods, policies or principles, or financial and accounting rules and systems;
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10.8	transferred or licensed any of the Group Companies’ intellectual property rights to any third party(ies) other than in the ordinary course of business;

10.9	made a material revision or alteration to the Group Companies’ sales practice or accounting method, or a material change in the Group Companies’ employment policies, rules or regulations;

10.10	experienced any material adverse change in the Group Companies’ financial position or sustained any liability arising from a transaction conducted other than in the ordinary course of business;

10.11	adopted any shareholders’ resolution or board resolution different from those relating to conventional matters discussed and adopted at annual shareholders’ meetings of the Group Companies, other than resolutions adopted for the purpose of performing this Agreement;

10.12	declared, paid, distributed or committed to, or be in the process of declaring, paying or distributing or committing to any dividends, bonuses or other forms of shareholder distribution;

10.13	(i) undertaken any asset sale, mortgage, pledge, lease, assignment or other disposal other than in the ordinary course of business whereby the total transaction amount exceeds Renminbi One Hundred Thousand (RMB100,000); (ii) disposed of any fixed assets or approved the disposal or acquisition of any fixed assets of the Group Companies other than in the ordinary course of business, relinquished any rights in any of the assets owned by the Group Companies, entered into any contract that resulted in the alienation of any fixed assets or gave rise to any other liabilities; (iii) made any expenditure exceeding Renminbi One Hundred Thousand (RMB100,000) in total or any purchase of tangible or intangible assets (including equity investment in any company) other than in the ordinary course of business the value of which exceeds Renminbi One Hundred Thousand (RMB100,000);

10.14	undertaken any transaction or act other than in the ordinary course of business; or

10.15	committed any act or omission that could lead to any of the aforementioned circumstances.
11.	Taxation: The Group Companies have punctually paid all taxes and government charges, made all filings, issued all notices and provided all other information that it is required to provide to any taxation authority or other government agency by the deadlines specified in the relevant laws. All such information is complete and accurate in all material respects; and all filings and notices are complete and accurate in all material respects and are made and issued on the appropriate basis. The Group Companies are not required to pay any taxes in arrears, pay surtaxes or accept other tax investigations, there are no facts that could trigger such an investigation, it has not received or no notice has been issued for the recovery taxes from the Group Companies by any third party or of a dispute concerning any tax break provided to the
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Group Companies. The Group Companies are not or have ever been liable to pay interest on outstanding taxes.
12.	Assets:
12.1	A specific breakdown of all of the fixed and intangible assets lawfully owned and used by the Group Company is set forth in item 12 of the Disclosure Letter.

12.2	All such assets are occupied (if they can be so occupied) by the Group Company or under the Group Company’s control, or the Group Company has the right to occupy or control the same. All such assets are located in the PRC.

12.4	The assets owned or leased by the Group Company constitute all of the property, rights and assets required by it to fully and effectively carry on its existing business or to facilitate its engagement in business.
13.	Immovable assets: The Group Company does not have any real estate or related rights, interests or obligations. However, it does have valid and binding lease interests; such lease interests are intact and free and clear of any Encumbrances and no third party has asserted that it has rights or interests of senior priority in such lease interests. With respect to the property or assets leased by the Group Company that have a substantive connection with its operations, the Group Company is in compliance with the lease terms therefore, has valid lease interests in such assets, and they are free and clear of any liens, Encumbrances or security interests or of claims by any third party other than the lessor of such property or assets.

14.	Contracts:
14.1	All the existing and valid contracts or agreements with the Group Company as one party are set forth in Paragraph 14.1 of the Disclosure Letter. Party B and the Company have, as required by Party A, provided to Party A or third parties designated by it photocopies, that are true to the originals, of all of the Company’s existing and valid written contracts with an estimated amount of over RMB 200,000 Yuan and warrant that all such contracts are valid and enforceable by law.

14.2	None of the business contracts entered into by the Group Company has become invalid, been rescinded or granted the counterparty the right to unilaterally terminate the same pursuant to the provision of any laws.

14.3	The Group Company is not and has never been a party to a contract, agreement, undertaking or arrangement as set forth below:
(i)	a contract, arrangement or undertaking outside the ordinary course of business;

(ii)	a contract, arrangement or undertaking not entirely reached on an equitable and commercial basis;
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(iii)	a loss-making contract, arrangement or undertaking (i.e. one that is known to potentially result in a loss once performed);

(iv)	a contract, arrangement or undertaking that would be impossible without any difficulties to complete or perform on schedule without the commitment of particularly large or unusual expenditures or efforts; or

(v)	a contract, arrangement or undertaking not signed by the Group Company as a party but that is, in fact, being performed by the Group Company.
14.4	The Group Company is not in breach of any of the terms or obligations under any contract, agreement or document to which the Group Company is a party or which is binding on the Group Company.
15.	Intellectual property: Other than those that have been disclosed to Party A in the Disclosure Letter, the Group Company has the lawful ownership of or the right to use all of the intellectual property (including but not limited to patents, trademarks, copyrights, proprietary technologies, domain names and trade secrets, etc.) that it currently uses, and the Group Company has secured all necessary authorizations and licenses for the intellectual property rights (including but not limited to copyright licenses for the value added services that it provides) used in its business activities, but owned by third parties. The Group Company has not infringed any intellectual property, trade secrets, proprietary information or other similar rights of third parties and there are no pending or threatening claims for damages, disputes or legal proceedings in respect of the Group Company’s infringement of the intellectual property, trade secrets, proprietary information or other similar rights of any third parties. The trademarks, patents, software copyrights and domain names owned by the Group Company have been duly registered in accordance with the law. The information regarding the intellectual property that the Group Company owns or has the right to use as set forth in Schedule 2 of Appendix 3 is true, accurate, complete and not misleading.

16.	Litigation: None of the circumstances set forth below that could have a material adverse effect on the Group Company or the formation, validity and enforceability of this Agreement or the Proposed Equity Transfer under this Agreement exists (regardless whether it is completed, pending or threatening or not):
16.1	sanctions or restrictions imposed on the Group Company by China Mobile or any organization that has the capacity to restrict or materially affect the Group Company’s business;

16.2	a penalty, injunction or order against the Group Company by a competent government authority; or

16.3	a civil, criminal or administrative action, arbitration or other similar proceeding or dispute against or with the Group Company.
17.	Legal Compliance:
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17.1	The business currently engaged in by the Group Companies complies with the current and valid laws, statutes, regulations and other administrative regulations issued by competent state government authorities, especially those on the telecom business (hereinafter collectively referred to as “Statutes”), and the Group Companies have not violated any Statutes, such as would lead to a material adverse effect on the business or assets operated by the Group Companies. In particular, Zhangshang Youyang has filed and registered its local businesses with the local provincial administration of communication according to the Statutes.

17.2	All the permits required for the businesses of the different Group Companies, including but not limited to the value-added telecom business license, have been obtained and continue to be valid or renewed according to law and have been complied with. No pending or anticipated inspection or investigation exists which may lead to suspension, cancellation, amendment or withdrawal of any permit. None of the permits has been violated or may be suspended, cancelled, rejected, amended or withdrawn (regardless whether it is due to the execution or performance of the Agreement or other reasons or not).
18.	Employees: In its Paragraph 18, the Disclosure Letter sets forth the basic particulars of all of the Group Companies’ employees (including but not limited to the name, age, position, employment contract term, salary or wage level, details on the payment of social insurance, etc.). Other than as disclosed to Party A in the Disclosure Letter:
18.1	the employment of staff by the Group Companies has complied with the applicable labor laws and regulations;

18.2	there are no labor disputes or controversies or potential labor disputes or controversies existing between the Group Companies and its current or former employees;

18.3	the Group Companies do not have any severance pay outstanding and owing due to the termination of the employment with an employee and are not under obligation to pay similar compensation or damages in connection with the employment with an employee;

18.4	all the Group Companies have paid in full and/or withheld in accordance with relevant laws and statutes pension, housing, medical, unemployment, family planning and all other social insurance premiums and housing reserve fund payable as specified in relevant laws or agreements, and no existing or potential dispute exists in respect of such social insurance premiums and housing reserve fund;

18.5	none of the Group Companies has any equity bonus, stock option, profit sharing or other similar incentive arrangements in connection with the Group Companies and any existing or former employees; and

18.6	except for the social insurance and housing reserve fund mandatorily required by the laws and regulations of the PRC, none of the Group Companies has any
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rules or measures on on-duty, retirement or endowment welfare or insurance of the employees;
19.	Effect of Equity Transfer: The execution or performance of the Agreement will not or is likely to cause the Group Companies to any of their existing rights or beneficial interests, or cause any person in normal business contact with the Group Companies not to continue with such business contact on the same basis, or cause any senior employee of the Group Companies to resign.

20	License
20.1	Tianlang has completed the procedures for alteration of business registration and alteration registration of other basic licenses and certificates, and it business license, organization code certificate, taxation registration certificate and value-added telecom business license all show the address of Tianlang at Room 232, No. 2 Data Industrial Zone, Kexin Road, Tianhe District, Guangzhou;

20.2	Xunyou has completed the procedures for alteration of business registration and alteration registration of other basic licenses and certificates, and it business license, organization code certificate, taxation registration certificate and value-added telecom business license all show the address of Xunyou at Room 256, No. 2 Data Industrial Zone, Kexin Road, Tianhe District, Guangzhou;

20.3	Zhishu has completed the procedures for alteration of business registration and alteration registration of other basic licenses and certificates, and it business license, organization code certificate, taxation registration certificate and value-added telecom business license all show the address of Zhishu at Room 224, No. 2 Data Industrial Zone, Kexin Road, Tianhe District, Guangzhou;

20.4	Kaiyuan has completed the procedures for alteration of business registration and alteration registration of other basic licenses and certificates, and the business license, organization code certificate, taxation registration certificate and value-added telecom business license all show the address of Kaiyuan at Room 279, No. 2 Data Industrial Zone, Kexin Road, Tianhe District, Guangzhou;

20.5	Zhangshang Youyang has executed with China Mobile (Jiangsu) Co., Ltd the Cooperative Agreement for China Mobile Game Business SP Products, and with China Mobile Communication Co., Ltd the Cooperative Agreement between China Mobile and Mobile Online Business WAP Service Provider;
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APPENDIX 3.
Schedule 1: Information of Value-added Telecom Business Permits of Group Companies

Company’s Name	Permit No.	Legal Representative	Type of Business	Attachment	Certificate Issued on	Valid up to	Business Coverage
Guangzhou WinClick Information Technology Co., Ltd	Y B2-20070176	Xiaoxia Wu	Mobile net and Internet information service	Internet service items: online business, industrial information	April 12, 2008	June 15, 2012	Guangdong Province
Guangzhou Kaiyuan Digital Technology Co., Ltd	Y B2-20060022	Hailin Wu	Mobile net and Internet information service	Internet service items: online business, industrial information, e-mail	April 12, 2008	January 15, 2011	Guangdong Province
Guangzhou Tianlang Network Technology Co., Ltd	Y B2-20065081	Hailin Wu	Mobile net information service	Nil	April 17, 2009	April 20, 2011	Guangdong Province
Guangzhou Xunyou Digital Technology Co., Ltd	Y B2-20060369	Yu Zhang	Mobile net and Internet information service	Internet service items: online business, industrial information, search engine, recreation and entertainment, webpage fabrication	May 15, 2008	May 31, 2011	Guangdong Province
Guangzhou Zhishu Communication Co., Ltd	Y B2-20060611	Xiaowei Liu	Mobile net and Internet information service	Internet service items: online business, industrial information	May 15, 2008	September 29, 2011	Guangdong Province
Beijing Zhangshang Youyang Network Information Technology Co., Ltd	B2-20050175	Yu Zhang	Information service in Category 2 Value-added Telecom Business (exclusive fixed telephone information service and Internet information service)	Nil	July 8, 2008	June 9, 2010	Nationwide
WinClick Information Technology (Nanjing), Co., Ltd	J B2-20050175	Cheng Chen	Information service in Category 2 Value-added Telecom Business (exclusive fixed telephone information service and Internet information service)	Nil	July 22, 2009	July 21, 2014	Jiangsu Province

Schedule 1 of APPENDIX 3	13

Information of Annual Inspection for Value-added Telecom Business Permits of Group Companies

Period of Submittals for Annual Inspection	Period for Supplemental Submittals	Date of Approval
January ~ March of each year	April ~ May of each year	April ~ June of each year

Schedule 1 of APPENDIX 3	14

APPENDIX 3
Schedule 2: Intellectual Property
(1)	Domain Name

Domain Name	Expiry Date
winclick.cn	November 19, 2012
wapkoo.net	June 14, 2012
wanker.cn	March 16, 2012
lu51.cn	July 28, 2010
e651.cn	July 28, 2010
downmo.cn	June 6, 2010
(2)	On November 7, 2007, the Company applied to SAIC Trademark Office for “WinClick”, “WinClick Media” and pattern of frame plus pair-hook as trademarks respectively in Category 35 “Advertisement, Industry Operation, Industry Management and Office Affairs” and Category 42 “Science and Technology Service and relevant Research and Design Service, Industrial Analysis and Study, Design and Development of Computer Hardware and Software”. According to the Notice on Acceptance of Registration Application issued by SAIC Trademark Office on December 4, 2007, the above applications were accepted. According to the Notice on Rejection of Trademark issued by SAIC Trademark Office on November 30, 2009, the application for trademark registration of the frame plus pair-hook in Category 42 was rejected.

Schedule 2 of APPENIX 3	15

APPENDIX 4.
LIST OF SENIOR MANAGEMENT PERSONNEL

Sector	Position	Name	In Service Since
President Office	CEO	Cheng Chen	March 1, 2007
President Office	COO	Yu Zhang	October 1, 2009
President Office	Director	Xiaowei Liu	March 1, 2007
Wireless Media Dept	Director	Xiaoxia Wu	March 1, 2007
Technical Dept	Director	Junfei Ou	May 8, 2007
Value-added Business Dept	Director	Linhe Zhang	October 1, 2009
Finance Dept	Manager	Juan Zhang	March 1, 2007
President Office	Assistant to President	Hai Su	March 1, 2007
General Office	Manager	Huiying Niu	March 29, 2007

APPENDIX 4	16

APPENDIX 5.
INTELLECTUAL PROPERTY PROTECTION AND NON-COMPETITION AGREEMENT

APPENDIX 5	17

Appendix 5
Intellectual Property Protection and Non-competition Agreement
Party A: Guangzhou WinClick Information Technology Co., Ltd.
Party B: _________, ID Card No.: _________
Whereas, Party B is a professional engaged by Party A as _________; the work conducted by Party B will be involved in patent rights, know-how, copyrights, computer software, database, trademark rights and other intellectual property rights; the Agreement is hereby made in order to protect Party A’s intellectual property and specify either party’s rights and obligations.
Article 1 For the purpose of the Agreement, “Intellectual Property” means any kind of registered or unregistered rights (especially, including copyrights), patents for which registration application is made, patent application rights, trademarks, service marks, logos, images, trade names, Internet domain names, design rights, copyrights (including those to computer software), database rights, semiconductor blueprint rights, utility models, know-how, trade secrets, inventions and creations (whether protected by the Patent Law) and other Intellectual Property rights protected by the Patent Law, the Copyright Law, the Trademark Law, the Trade Secret Law or other laws, no matter what carriers are.
Article 2 In case of any of the following circumstances, titles to the Intellectual Property achieved by Party B, whether independently or jointly with others, and all relevant materials shall vest in Party A exclusively all over the world. Party B agrees to transfer any and all rights and interests (including, but not limited to, rights to apply for patents, rights of authorship, rights of license and rights of rewards) as to service invention-creation to Party A, completely and free of charge:
1.	the Intellectual Property achieved in his work during the employment period, except for copyrights;

2.	copyrights in connection with teaching which are achieved in his work during the employment period and transferred to Party A at the agreed price;

3.	the Intellectual Property developed in performing the tasks other than those assigned by Party A;

4.	the Intellectual Property (whether patent, trademark or other rights of which may be applied) achieved in connection with Party A’s business (whether related to Party B’s performance of his duties) within one year after quit, retirement or position transfer;

5.	the Intellectual Property achieved mostly in virtue of Party A’s funds, equipments, parts, raw materials or other technical information, technical materials, resource information and trade secrets which will not be disclosed.
Party B further agrees that Party B hereby grants an exclusive, volunteer, transferable, irrevocable and worldwide license (including sublicense to sub-licensees at multiple levels) to Party A to implement the non-transferable rights, titles and interests where Party B is unable to transfer the aforesaid Intellectual Property or any of the rights and interests thereon to Party A according to the laws. Where any of the rights, interests and titles to or relating to such inventions can neither be transferred to Party A from Party B
APPENDIX 5

nor be licensed to Party A, Party B shall waive all claims, and agree irrevocably and forever not to claim, to any right, title and interest in connection with the non-transferable and non-licensable right of Party A or its assigns.
Article 3 Perfection of Relevant Rights
3.1	Party B agrees that Party B will, at Party A’s requirements, execute relevant documents or provide necessary assistances during the employment or within two (2) years after his demission, so that Party A may obtain or maintain legally the title to such Intellectual Property.

3.2	Where Party A cannot obtain any of the necessary documents above for any reason whatsoever or any of such documents bears no signature of Party B, Party B hereby confirms to designate and appoint irrevocably Party A and its duly authorized senior officer(s) and agent(s) as Party B’s actual agent(s) to represent and substitute for Party B:
(a)	to execute, deliver, apply, register and transfer the record of any such application;

(b)	to execute and deliver any document necessary for enforcement of such documents; and

(c)	to conduct all other legal activities, to urge delivery, application, registration, record transfer, execution and enforcement of patents, copyrights, trade secrets and other titles in connection with service inventions, which shall have the equal legal force with those executed by Party B in person.
3.3	Except with Party A’s written consent, Party B shall have no right to, directly or indirectly,
(a)	copy, adapt, modify, translate, produce, market, publish (issue), distribute, sell, license or partially license, transfer, lease, transmit, show or use any of the aforesaid Intellectual Property or any of relevant duplicates in any part of in any form;

(b)	use the aforesaid Intellectual Property or any of relevant duplicates in any part of in any form to create derivative works, permit electronic access or read or store any computer memory;

(c)	procure other persons to conduct any of the aforesaid activities.
Article 4 Party B undertakes to use at any time the Intellectual Property as mentioned in Article 1 hereof in the way required by Party A only for Party A’s interests; without Party A’s written authorization, Party B shall not dispose of/deal with the Intellectual Property in any way. Party B shall stop immediately using such Intellectual Property upon rescission or termination of the employment relationship with Party A.
Article 5 Party B undertakes that, after rescission or termination of the employment relationship between the Parties, Party B will not represent he is Party A’s employee or he has the right to do on behalf of Party A, and that Party B may not misappropriate, use, copy or take away in any way (whether paid or not, directly or indirectly) any document or material to which Party A owns the Intellectual Property, except with Party A’s prior written consent.
APPENDIX 5

Article 6 Where Party B fails to abide by the aforesaid terms hereof but steals, discloses or infringes the “Intellectual Property” as mentioned herein, it constitutes violation of professional ethics or infringement of Party A’s Intellectual Property, in which case Party B shall compensate for all legal liabilities and all losses to Party A arising therefrom.
Article 7 Party B undertakes not to infringe the “Intellectual Property” as mentioned in Article 1 hereof or the Intellectual Property of any third person during the employment; otherwise, Party B shall assume corresponding legal liabilities and economic compensations arising therefrom.
Article 8 Party B represents that it has not executed with any third person any contract containing “non-competition” article, or that it has been released from such “non-competition” obligation in an appropriate way with the third person with which it executed “non-competition” article.
“Non-competition” article as mentioned above means the clause specified by any third person to restrict Party B’s engagement in Party A’s current business.

Where Party B breaches such representation, which results in the fact that Party A is accused by the third person of joint infringement, Party B shall assume the corresponding legal liabilities and economic compensations arising therefrom.
Article 9 During the employment period and within two (2) years after rescission or termination of the employment relationship with Party A, Party B may not, directly or indirectly, or via his related parties:
1)	take part in, or provide other persons with, any consulting service or other assistances, directly or indirectly, in his own name or as the representative of another individual or organization, to help other persons to engage in any competitive activity, except with Party A’s prior written consent;

2)	incite, entice, instigate or procure otherwise any of Party A’s employees to terminate the employment relationship with Party A, except for the activities taken by Party B with Party A’s written consent during relevant period for performance of its duties; or

3)	incite, entice, instigate or procure otherwise any of Party A’s suppliers, contractors or clients to terminate the cooperation relationship with Party A, or conduct any activity which may create advertise effect upon the cooperation relationships between Party A and such suppliers, contractors or clients.

For the purpose of the Agreement, “Competitive Activity” includes, but not limited to, the activities as follows: 1) businesses which are the same, competitive or similar with that have been, being conducted or will conduct by Party A; 2) sale, by means of direct sale or distribution via network, transaction or otherwise, of the products which are competitive or similar with those distributed, transacted or sold by Party A; 3) provision in any way of the services which are competitive or similar with those provided by Party A; the aforesaid products or services include any product or service which is being developed by Party A or which is being planned or developed within the term of the Agreement; 4) holding a post in any entity which engages in
APPENDIX 5

the same or the competitive businesses with Party A, or which has other interest relationship with Party A.
Article 10 In consideration of Party B’s performance of non-competition obligation after demission, the Parties may negotiate about a solution that Party A pays the non-competition compensations (not less than 50% of total amount of monthly salary before tax in the year before Party B’s demission) on a monthly basis to Party B for the duration of non-competition. However, to the extent permitted by the applicable Chinese laws, Party A will not pay the non-competition compensations to Party B in the case that the latter is dismissed by Party A due to violation of the Contract. For the avoidance of doubts, the non-competition compensation shall not be the obligation of Party A unless Party A demands Party B to abide by the non-competition clause when Party B quits. Where Party A cannot pay or stop paying the non-competition compensation, Party B shall not perform the non-competition obligation after demission from the non-payment day or the suspension day.
Article 11 “Non-competition” obligation and relevant economic compensations as mentioned in Articles 9, 10 and 11 hereof shall be subject to Party A’s decision prior to Party B’s demission. Party A will evaluate its Intellectual Property, trade secrets and other confidential information possessed by Party B and the non-competition obligation prior to Party B’s demission and issue a document to Party B according to the evaluation result. Party A shall pay the non-competition compensations to Party B according to Article 10 hereof if Party A requires Party B to perform the non-competition obligation. In case of violation of non-competition clause, Party B shall pay Party A the penalty which is equal to three times non-competition compensations paid to Party B.
Article 12 Party A may transfer the Agreement to any of its subsidiaries, branches or representative offices. When Party B is transferred among such entities, the Agreement shall be transferred automatically to the new employer, without further document signed by Party B. if the new employer requires, the Parties may negotiate about a new agreement.
Article 13 The Agreement, as the necessary document to Party A’s employment of Party B, shall take effect with signatures and seals of the Parties as of the effective date of the Employment Contract. The Agreement shall be written in Chinese in two copies, one for either party. The Agreement shall remain effective during Party B’s employment by Party A and within five (5) years after termination or rescission of the employment relationship between the Parties. Party A shall rescind or terminate the Agreement in a written form.
Article 14 Unless otherwise contrary provisions in laws and regulations, neither party nor its agent may make any public statement concerning the Agreement, or any other document or subsequent documents concerning the matters of the Agreement, except with the prior written consent of the other party (such content may not be withheld without reasons).
Article 15 Headings of all articles of the Agreement are inserted only for convenience of reading and may not interpret or affect the meanings of the Agreement in any way.
Article 16 Notice: all notices, demands, requests, acknowledges or other communications in connection with the Agreement must be in writing and sent to the addressee’s address as follows (or other address notified in writing) in person, by carrier or registered letter with receipt. A notice, demand, request, acknowledge or
APPENDIX 5

other communication in connection with the Agreement shall be deemed served: 1) upon delivery in case of delivery in person; 2) three (3) days after delivery to the carrier in case of delivery by carrier; if it is served within three (3) days, the actual service day shall apply; 3) five (5) days after mailing in case of service by registered letter (or airmail letter sent abroad); if it is served within five (5) days, the actual service day shall apply.

To:	Guangzhou Winclick Information Technology Co., Ltd.
Add.:

Attn.:

Tel:

Fax:

To:
Add.:

Tel:

Fax:

Article 17 The Agreement, as the appendix attached to the Employment Contract, shall be governed and protected by the laws of the People’s Republic of China. Where the Parties encounter a dispute which cannot be settled through negotiation, either party may apply to Beijing Labor Dispute Arbitration Commission for arbitration in accordance with the laws. In case of disagreement with the arbitral awards, the party concerned may apply to the competent court for judgment. The disputes about protection of the Intellectual Property may also be subject to the jurisdiction of the competent court directly.
[Executive Page Attached]
APPENDIX 5

(Executive Page)

Party A: Guangzhou Winclick Information Technology Co., Ltd.	Party B:

Representative:

Signature:	Signature:

Date:

Place:
[Execution Page of Intellectual Property Protection and Non-competition Agreement]
APPENDIX 5

APPENDIX 6.
NON-DISCLOSURE AGREEMENT
APPENDIX 6

Appendix 6
Confidentiality Agreement
Party A: Guangzhou WinClick Information Technology Co., Ltd.
Party B: _________, ID Card No.: _________
Whereas, Party B is an employee of Party A; Party B will or may touch trade secrets, technical secrets or other confidential information of Party A or its associated companies during performance of the duties assigned by Party A; Party B understands and agrees on the following articles concerning protection of Party A’s Confidential Information.
For the purpose of the Agreement, “Confidential Information” refers to commercial, technical and management information which is not in public domain but confidential because it can create interests and actual value to Party A or other persons, as well as confidential information in any other form. During employment of Party A or in connection with the employment relationship between the Parties, Party A’s commercial, technical and management information received by Party B, whether tangible or intangible, and other confidential information in any other form, includes, but not limited to, Party A’s following information, whether such information is obtained by Party A independently or from other parties:
1.	patent technologies;

2.	non-patent technologies;

3.	know-how;

4.	short- term and long-term commercial and product plans and strategies, market research and relevant predicted information;

5.	information about operation, plans, marketing or technologies, including Party A’s ad-planning, marketing strategy, channels and performance;

6.	present and future product description, design, cost, pricing, profit, strategy, schedule, order, product release and market share;

7.	various technical data in connection with product development and manufacture, materials and drawings concerning technologies, techniques and design, and structure chart, circuit diagram, assembly drawing, operation instruction and supported software concerning all products;

8.	financial information, including income statement, sales, budget and financial plans, various financial reports, statistic reports and financial index, etc.;

9.	technical information relating to client demands, layout tricks, production, testing, failure checking, quality and computer programmes;

10.	detailed personnel information such as personnel planning, list of employees, phone numbers, emails, positions, report relationship, duty description, skills, salary, remunerations, bonus and others;
APPENDIX 6

11.	lists of present and prospective clients and cooperators, contact methods, information received by Party A from a third person (clients and cooperators) on the basis of the confidential agreement, and contracts, agreements and orders between Party A and such third person;

12.	materials in Party A’s other documents, marked with “Party A’s Proprietary Secrets”, “Party A’s Confidential Information” and “Only for Internal User” or other similar words;

13.	Party A’s teaching methods, management methods and other secrets which Party B receives during work and shall keep confidential;

14.	all materials, computer software materials, computer hardware & equipment materials concerning all Party A’s intellectual property rights;

15.	computer data, internal files, design and function specifications, development plans, implementation schedule and relevant results;

16.	various records and documents about the board of directors and the manager meetings;

17.	proprietary or confidential information of a third party which Party A obtains from the third party that expresses that such information may be used for certain restricted purposes only and requires Party A to keep confidential; and

18.	other matters as Party A deems confidential.
Confidential Information as mentioned above excludes any information which Party B receives from a third person legal channel or public areas or which Party B has touched.
          It is agreed as follows in order to protect Party A’s Confidential Information:
Article 1 Party B acknowledges that Party A’s Confidential Information is of valuable property which is not in public domain, can satisfy commercial and industrial purposes and create economic interests to Party A.

Article 2 Party B is aware that Party A has established and taken the systems and measures for protection of the Confidential Information. Party B undertakes to abide by and observe such systems and measures.

Article 3 Party B is aware that disclosure or exposure of Party A’s Confidential Information without Party A’s authorization will damage Party A’ just rights and interests and may cause Party B or the third person receiving such Confidential Information obtains unfair interests.

Article 4 Party B undertakes that, at any time during employment of Party A and after termination of the employment relationship, Party B will not dispose all or part of Party A’s Confidential Information, directly or indirectly, except with Party A’s prior written consent, or unless Party B can provide sufficient evidence to prove such information is in public domain legally:
1.	disclosure, exposure, copy or distribution to any person unauthorized by Party A;

2.	release or issue on any public media unauthorized by Party A;

3.	reuse in any way for Party B’s own goals or for other persons’ interests.
APPENDIX 6

Article 5 Party B undertakes that, at any time during employment of Party A and after termination of the employment relationship, Party B will not transmit, or help transmit, any confidential material containing Party A’s Confidential Information to any other place from Party A’s site, except with Party A’s prior written consent. “Transmission” as mentioned herein includes, but not limited to, material transfer, illegal duplication, information transmission via all communication means or network media, etc.
Article 6 Party B undertakes that Party B’s duplication of any document containing Party A’s Confidential Information during his employment by Party A shall be only for performance of his duties and that Party B shall abide by Party A’s confidentiality system during duplication.
Article 7 Before termination or rescission of the employment relationship between the Parties, Party B shall destroy or return Party A’s named receiver(s) according to Party A’s requirements all materials, originals and copies of all documents or articles, all devices, files, data, records, reports, lists, business correspondences, instructions, diagrams, design drawings, drafts, raw materials, equipments, other documents or properties and all articles to be returned to Party A which Party B masters, controls and manages. Party B may not go through the procedures for position transfer or demission until Party B has handed over his work to Party A or its appointed persons or departments.
Article 8 Unless otherwise licensed in writing, Party A has not granted Party B any license to use any trade secret or intellectual property (including patents, trademarks, copyrights and know-how), or granted impliedly Party B such license by means of transmission of its Confidential Information or other information. Furthermore, Party A’s disclosure of the Confidential Information shall not constitute or contain any representation or warranty concerning the correctness or completeness of such information.
Article 9 All confidentiality obligations as mentioned above shall apply to the materials, data and information which a third person provides to Party A and formulates relevant restrictions in use, copy or disclosure thereof.
Article 10 Data about Former Employer
1.	Party B undertakes that, during the employment by Party A, it shall not disclose or use any confidential information which is obtained in connection with his prior work or prior to employment by Party A and to which Party B assumes confidentiality obligation, or bring any text or other tangible carriers recording such confidential information to Party A’s premises. Party B shall be solely responsible for any dispute arising from Party B’s failure to perform the aforesaid obligation.

2.	Party B agrees to execute any appropriate document or to take any appropriate measures for executing and performing the Agreement. Party B warrants that the performance of all articles of the Agreement will not violate any agreement executed by Party B prior to his employment by Party A.
Article 11 Party B undertakes to immediately notify Party A and assist in taking reasonable measures to avoid further losses where Party B is aware that Party A’s confidential information is used or disclosed illegally.
APPENDIX 6

Article 12 Party B confirms that its violation of the Agreement shall constitute an infringement of Party A’s intellectual property or an unfair competition. Party B undertakes to be responsible for all losses to Party A arising therefrom, including losses of saleroom, profits, commissions, goodwill and clients, and costs incurred from claim for default liability (including, but not limited to, legal cost, reasonable attorney fee and expenditures).
Article 13 Party A may transfer the Agreement to its subsidiaries, branches or representative offices. Where Party B is transferred among such organs, the Agreement shall be transferred automatically to new employer without execution otherwise by Party B; or, the parties may negotiate about new agreement if the new employer requires.
Article 14 The Agreement, as the necessary document for Party A’s employment of Party B, shall take effect with signatures and seals of the Parties as of the effective date of the Employment Contract. The Agreement shall be written in Chinese in two copies, one for either party. The Agreement shall remain effective during Party B’s employment by Party A and within five (5) years after termination or rescission of the employment relationship between the Parties. Party A shall rescind or terminate the Agreement in a written form.
Unless otherwise contrary provisions in the laws and regulations, neither party or its agent may make any public statement concerning the Agreement, any other or consequent documents concerning the matters as mentioned herein, except with the other party’s prior written consent (which may not be withheld without reasons).
Article 15 Headings of all articles of the Agreement are inserted only for convenience of reading and may not interpret or affect the meanings of the Agreement in any way.
Article 16 All notices, demands, requests, acknowledges or other communications in connection with the Agreement must made in writing and served on the following addresses (or other addresses informed by relevant parties hereto in writing) in person, by carrier or registered letter with a receipt. A notice, demand, request, acknowledge or other communication in connection with the Agreement shall be deemed as served: 1) at the time of delivery in case of delivery in person; 2) three (3) days after delivery to the carrier in case of delivery by carrier; if it is served within three (3) days, the actual service date shall apply; 3) five (5) days after mailing in case of service by registered letter (or airmail letter sent abroad); if it is served within five (5) days, the actual service date shall apply.

To:	Guangzhou Winclick Information Technology Co., Ltd.
Add.:

Attn.:

Tel:

Fax:

To:
Add.:

APPENDIX 6

Tel:

Fax:

Article 17 The Agreement shall be governed and protected by the laws of the People’s Republic of China. Where the Parties encounter a dispute which cannot be settled through negotiation, either party may apply to the local labor dispute arbitration commission for arbitration in accordance with the laws. In case of disagreement with the arbitral awards, the party concerned may apply to the competent court for judgment.
[Executive Page Attached]
APPENDIX 6

(Executive Page)

Party A: Guangzhou Winclick Information Technology Co., Ltd.	Party B:

Seal:	Signature:

Date:

Place:
[Execution Page of Confidentiality Agreement]
APPENDIX 6

APPENDIX 7.
DISCLOSURE LETTER
APPENDIX 7

Disclosure Letter
8
Group Companies have not insured their respective assets.
10
10.5 Salary adjustment to the Company’s employees after the date of the Balance Sheet is as follows:

			Original Salary	Adjusted Salary
Department	Name	Date of Adjustment	(RMB: Yuan)	(RMB: Yuan)
Technology Department	Canghai Zhao	2009-11-1	3000	3500
Technology Department	Junfei Ou	2009-11-1	4500	4800
Technology Department	Yongheng Ma	2009-11-1	3000	3500
Technology Department	Yunbing Wang	2009-11-1	4500	5000
Technology Department	Lan Lin	2009-11-1	3000	3500
Finance Department	Juan Chen	2009-11-1	4000	5000
12
12.1 Detailed information about all fixed and intangible assets owned and used by Group Companies in law are as follows:
Fixed assets which Group Companies is using by means of tenancy:

Group Company	Asset	Purpose
Company	Room 803-804, Tower South, Huasheng Plaza, No. 102 Xianlie Road Central, Yuexiu District, Guangzhou	Office

Zhangshang Youyang	Room 702, Tower E1, Yuanchenxin Plaza, No. 12 Yumin Road, Chaoyang District, Beijing	Office

Kaiyuan	Room 279, No. 2 Datang Industrial Zone, Kexin Road, Tianhe District, Guanghzou	Office

APPENDIX 7

Group Company	Asset	Purpose
Xunyou	Room 256, No. 2 Datang Industrial Zone, Kexin Road, Tianhe District, Guanghzou	Office

Tianlang	Room 232, No. 2 Datang Industrial Zone, Kexin Road, Tianhe District, Guanghzou	Office

Zhishu	Room 224, No. 2 Datang Industrial Zone, Kexin Road, Tianhe District, Guanghzou	Office

WinClick (Nanjing)	Room 2703, Unit 1, Building 2, No. 313 Jiangdong Road Central, Jianye District, Nanjing	Office
Group Companies’ intangible assets:
(1)	The Company has the following domain names: winclick.cn, wapkoo.net, wanker.cn, lu51.cn, e651.cn, downmo.cn.
(2)	The Company applied on November 7, 2007 to Trademark Office of the State Administration for Industry and Commerce for registering “WinClick”, “WinClick Media” and the pattern of frame plus hook as the trademarks under Class 35 “advertisements, industrial business, industrial management and office affairs” and Class 42 “scientific and technological services, and relevant research and design services, industrial analysis and research, design and development of computer hardware and software”. According to the Notice of Registration Application Acceptance issued by Trademark Office of the State Administration of Industry and Commerce on December 4, 2007, the application was accepted; however, according to the Notice of Registration Rejection issued by Trademark Office of the State Administration of Industry and Commerce on November 30, 2009, the application for the pattern of frame plus hook under Class 42 trademark registration was rejected.
Group Companies’ fixed assets:

					Original Value
Serial No.	Name	Specifications	Quantity	Unit	(RMB: Yuan)	Date of Purchase
1	Server	IBM X346	1	set	28,375.00	2007-5-2
2	Exchanger	Linksys SD2005	1	set	650.00	2007-6-1
3	Sony Ericsson mobile phone	K300c	1	set	750.00	2007-6-26
4	SAMSUNG digital camera	Digimax A40	1	set	900.00	2007-6-26
5	Server	Wuzhou	1	set	17,000.00	2007-6-8
6	safe	Shenkun	1	set	1,790.00	2007-6-8
7	DELL laptop	DELL XPSM1210	1	set	7,698.60	2007-6-15
8	Fingerprint Time Attendance System		1	set	2,100.00	2007-6-1

APPENDIX 7

					Original Value
Serial No.	Name	Specifications	Quantity	Unit	(RMB: Yuan)	Date of Purchase
9	display	MAMY WQZD	1	set	1,620.00	2007-9-16
10	Server	DELL R900	1	set	46,000.00	2008-4-1
11	Server	Wuzhou	1	set	21,600.00	2008-6-11
12	Exchanger	24 port SRW2024	1	set	4,590.00	2008-6-13
13	Air-condition	Midea KF-35GW/Y-GA(E5)	1	set	2,399.00	2008-7-15
14	laptop	IBM X61	1	set	7,000.00	2008-9-22
15	laptop	Lenovo Xuri 466AT1400	1	set	4,380.00	2008-10-8
	hpm1522 printer	HPM1522	1	set	2,800.00	2008-12-8
16	think pad laptop	Lenovo think pad	3	set	6,550.00	2008-12-4
17	desktop		1	set	2,016.67	2009-3-26
18	desktop		1	set	3,850.00	2009-4-17
19	desktop		1	set	2,900.00	2009-4-28
20	desktop		1	set	2,900.00	2009-4-28
21	desktop		1	set	2,900.00	2009-4-29
22	desktop		1	set	2,850.00	2009-4-29
23	desktop		1	set	2,850.00	2009-5-14
24	desktop		1	set	2,850.00	2009-7-27
25	desktop		1	set	3,155.00	2009-8-13
Zhangshang Youyang’s fixed assets

			Original Value
Serial No.	Name	Quantity	(RMB: Yuan)	Date of Purchase
1	printer OKI740C	1	2,250.00	2006-9-1
2	server IBM X3850	1	61,000.00	2007-8-15
3	IBM memory (for server)	1	3,300.00	2007-11-15
4	laptop	1	10,310.00	2007-11-16
5	server IBM X3650	1	29,000.00	2008-12-1
6	laptop	1	7,650.00	2008-12-10

APPENDIX 7

Xunyou’s fixed assets

			Original Value
Serial No.	Name	Quantity	(RMB: Yuan)	Date of Purchase
1	Group Phone	1	6683	May 2006
2	IBM HD 90P1306	1	2900	May 2006
3	desktop	2	4630	July 2006
4	desktop	1	4280	July 2006
5	desktop	1	4280	July 2006
6	computer	2	3450	July 2006
7	IBM laptop	1	6700	September 2006
8	computer	2	6307.5	July 2008
14
14.1 All exiting contracts or agreements to which Group Company is one party
14.2 Contracts made by Group Company to grant the other party the right to terminate the contracts include:

Serial No.	Contract	Parties	Duration	Unilateral Termination Right
1	Cooperation	Party A: Beijing	April 20, 2009 to	Article 6.6:
	Agreement for WinClick Game Channel	Kongzhong Corporation Party B: Company	April 19, 2010	Where the cooperative channel information fee is less than RMB50,000 within 3 consecutive months, Party A shall have the right to terminate the Agreement in advance with a written notice to Party B.

2	Cooperation	KongZhong: Beijing	May 21, 2009 to	Article 4.1:
	Agreement for Game Promotion	Kongzhong Corporation Cooperator: Company	May 21, 2010	Where KongZhong intends to stop the promotion activities, it shall notify the Cooperator one week in advance. The cooperation will be terminated immediately upon expiration of one-week notice period.

APPENDIX 7

Serial No.	Contract	Parties	Duration	Unilateral Termination Right
3	Cooperative	Party A: Beijing	April 20, 2009 to	Article 12.4:
	Promotion Agreement for Wireless Value-added Business, and Supplemental Agreement	Leiting Wangjun Network Technology Co., Ltd. Party B: Company	April 19, 2010	Either party shall have the right to rescind the Agreement with a 30-day written notice to the other party within the term hereof.

4	Cooperative	Party A: Beijing	May 7, 2009 to	Article 8.3:
	Promotion Agreement for Wireless Music Business	Wireless Sky Music Co., Ltd. Party B: Company	May 6, 2010	Where Party A intends to terminate the music contents under the Agreement for special reasons, Party B shall make cooperation and stop selling. Article 8.4:
Where promotion of Party A’s products cannot achieve the expected market effects, either party shall have the right to terminate the Agreement, and the other party shall make unconditional cooperation; in such case, either party shall fulfill its own obligations which exist prior to the termination date.

5	Cooperation	Party A: Company	September 9, 2009 to	Article 8.2.4:
	Agreement	Party B: Beijing Zhangzhong Feitian Technology Co., Ltd.	September 8, 2010	If one party is, or the Parties are, dissatisfied with the cooperation results, and no agreement is made through negotiation and adjustment, the Parties may negotiate to terminate the Agreement or either party may require termination of the cooperation three (3) working days in advance.

APPENDIX 7

Serial No.	Contract	Parties	Duration	Unilateral Termination Right
6	Cooperation Agreement	Party A: Beijing Zhangshang Feixun Technology Co., Ltd. Party B: Company	April 1, 2009 to March 31, 2010	Article 5.3 Party A shall inform Party B 3 working days in advance where Party A intends to terminate the Agreement in advance.

7	Cooperation Agreement	Party A: Company Party B: Beijing SOHU New Era Information Technology CO., LTD.	February 1, 2009 to January 31, 2011	Article 6.3
Subject to the previous article, either party that intends to terminate the Agreement shall issue a 30-day written notice to the other party, and the Agreement shall be terminated upon expiration of the 30-day period as of the date of the notice.

8	Zhongyin Channel	Party A: Beijing	August 20, 2009 to	Article 7.2:
	Cooperation Agreement	Amazing Cultural & Art Media Co., Ltd. Party B: Company	August 19, 2010	If, within the term of the Agreement, there are more than 3 times that total amount of the profit distributable is less than RMB10,000 per month, Party A may issue Party B a written notice of termination.
15
The following software or systems presently used by Group Companies are pirated ones:
Operating system: Windows XP and Windows 2003
Office software: Office 2003 and BQQ
Mail servers: Winwebmail and Foxmail
Photoshop: Photoshop and CorelDraw
Antivirus software: Symantec and AVP
Group Companies will, after the delivery date, renew such pirated software or systems to genuine ones.

APPENDIX 7

17
17.2 The legal representative of Xunyou in the SMS Access Code Certificate is inconsistent with its present legal representative.
Certain information of the Value-added Telecommunications Services Business License of Kaiyuan, Tianlang, Xunyou or Zhishu, such as domicile, has not been altered as the actual office; relevant procedures for alteration registration are under way.
The address registered of Zhangshang Youyang in the Business License is 5-A-702, Post-SOHO, Baiziwan Sub-district Office, Chaoyang District, Beijing, but that in the Organization Code Certificate and the Tax Registration Certificate is 3-5-6, Zaojun Dongli, 15 Zaojunmiao, Haidian District, Beijing, which is being changed into the actual office: Room 702, Tower E1, Yuanchenxin Plaza, 12 Yumin Road, Chaoyang District, Beijing.
18
18.1 WinClick (Nanjing) is going through the procedures for the Social Insurance Registration Certificate.
The legal representative of Xunyou in the Labor Security Annual Inspection Registration Certificate is inconsistent with that in the Social Insurance Registration Certificate.
18.4 Tianlang, Zhishu, Kaiyuan and Xunyou paid the Housing Fund for their respective employees from December 2009. WinClick (Nanjing) has not paid the Housing Fund for its employees. WinClick (Nanjing) is applying for the accumulation fund account.

APPENDIX 7

Zhangshang Youyang Personnel Files

						Social		Employment
		Name of	File		Current	Insurance	Housing	Contract		Native	Date of	Marital			Personal
No.	Department	Post	No.	Name	Wage	Information	Fund	Agreed Term	Gender	Place	Birth	Status	ID No.	ID Address	Account No.
1	Value-added Business Department (Zhangshang Youyang)	Business Executive	ZD-001	Hui Yu	4,700	Have been insured	Have been insured	From November,1th,2007 to December, 29th, 2011	Male	Beijing	11/23/1976	Married	110105197611230812	Unit 6, 25/F, Zaoziying Beili, Chaoyang District, Beijing	6225 8801 0553 7857 Jing Li
2	Financial Department (Zhangshang Youyang)	Financial Assistant	ZW-002	Kun Zhang	3,506	Have been insured	Have been insured	From November,1th,2007 to December, 29th, 2011	Female	Beijing	1/7/1981	Unmarried	110101198101075022	No. 29 Dongjiao Minjing Lane, Dongcheng District, Beijing City	6225 8810 0533 8073
2	Marketing Department (Zhangshang Youyang)	Business Manager	ZD-003	Mei Pan	5,100	Have been insured	Have been insured	From May,12th,2008 to December, 29th, 2011	Female	Jiangsu	4/4/1985	Unmarried	321027198504046929	No. 3 Yangyuan Team, Hangji Village, Hangji Town, Hanjiang District, Yangzhou City, Jiangsu Province	6225 8801 1387 8152
3	Marketing Department (Zhangshang Youyang)	Business Developer	ZD-004	Jinghua Guo	2,500	Have been insured	Have been insured	From December,9th,2008 to December, 29th, 2011	Female	Guangdong	11/13/1984	Married	110106198411130340	No. 61 Houhuangtugang Village, Fengtai District, Beijing	6225 8801 2227 1282
5	Marketing Department (Zhangshang Youyang)	Business Director	ZD-005	Qian Wang	2,800	2009.12	2009.12	From August,24th,2009 to December, 29th, 2011	Female	Hebei	10/20/1984	Unmarried	130123198410200060	Room 501, Unit 5, Building 19, Huaxingyuan Community, Yangzhuang Beikou, Tongzhou District, Beijing	6225 8801 2136 2835
APPENDIX 7

WinClick Personnel Files

						Social	Housing	Employment				Marital
		Name of	File		Current	Insurance	Fund	Contract		Native	Date of	Status
No.	Department	Post	No.	Name	Wage	Information	Information	Agreed Term	Gender	Place	Birth	×´¿ö	ID No.	ID Address
1	President Office	President	CEO-001	Cheng Chen	15,000	2008.7	2009.10	2007.3.1- 2011.12.30	Male	Shunde	6/26/1978	Married	440681197806260819	Room 702, Xiameilin Shangshuyuan Shangyuefu, Futian District, Shenzhen City, Guangdong Province
2	President Office	President	CEO-002	Yu Zhang	15,000	2010.1	2009.10	2009.10.1- 2011.12.30	Male	Shenzhen	2/23/1977	Married	654126197702234115	6D, Building 2, Tianan Digital Mall, Futian District, Shenzhen City, Guangdong Province
3	President Office	Vice President	ZZ-001	Xiaowei Liu	15,400	2007.6	2009.10	2007.3.1- 2011.12.30	Male	Jiangxi	4/23/1984	Unmarried	360123198404231912	No. 14, Fengshucun Team, Dinghu Village, Dinghu Town, Anyi County, Jiangxi Province
4	General Affairs Department	President Assistant	ZW-001	Hai Su	5,200	2007.6	2009.10	2008.1.1- 2010.12.31	Male	Hubei	1981-11-3	Unmarried	420702198111038091	No. 18, Jiangda Road, Wuhan City, Hubei Province
5	Value-add Business Department	Director	ZZ-012	Linghe Zhang	6,200	2009.11	2009.11	2009.10.1- 2011.12.31	Male	Jilin	1978-10-29	Married	220202197810293615	No. 41-2-34, Junmin Road, Changyi District, Jilin City, Jilin Province
6	Value-add Business Department	Value-added Business Executive	ZZ-013	Hailin Wu	3,900	2007.6	2009.10	2008.1.1- 2010.12.31	Male	Guangxi	1980-6-02	Married	452421198006020412	No. 16, Sitang Village, Guiyi Town, Cenxi City, Guangxi Province
7	Wireless Media Department	Value-added Business Executive	ZZ-002	Xiaoxia Wu	6,600	2007.6	2009.10	2007.3.1- 2011.12.30	Female	Anhui	11/5/1983	Married	340826198311054447	No. 77, Qianxi Team, Wujia Village, Poliang Town, Susong County, Anhui Province
8	Wireless Media Department	Alliance Promotion Executive	WX-007	Hairong Zhou	2,800	2008.5	2009.10	2008.3.1- 2010.12.31	Female	Guangdong	12/15/1984	Married	440825198412152828	No. 010, Houhu Village, Hean Town, Xuwen County, Guangdong Province
9	Wireless Media Department	Alliance Promotion Executive	WX-008	Yiru Ke	2,500	2008.7	2009.10	2008.3.31- 2010.12.31	Female	Guangdong	9/29/1984	Unmarried	445121198409292820	No.25, Houtoupu, Dengtang Villiage, Dengtang Town, Chaoan County, Guangdong Province
10	Wireless Media Department	Data Analysis Executive	WX-014	Chonghui Zheng	2,100	2009.3	2009.10	2008.9.22- 2010.12.31	Female	Guangdong	8/1/1988	Unmarried	441702198808012865	No.15, No. 7 Lane , No. 10 Team, Xintulang Village, Ganglie Xintulang Village Committee, Jiangcheng District, Yangjiang City, Guangdong Province
11	Wireless Media Department	Network Promotion Executive	WX-016	Yueming Cai	1,800	2010.1	2010.1	2009.9.8- 2009.11.8	Male	Guangdong	8/23/1985	Unmarried	445221198508234912	No.14, No.3 Yonghe Lane, Tancai Village, Xichang Town, Jieyang County, Guangdong Province
12	Wireless Media Department	Network Promotion Executive	WX-015	Junjie Li	1,800	2010.1	2010.1	2009.9.8- 2009.11.8	Male	Guangdong	5/21/1986	Unmarried	440883198605213918	No.303, Lingtou Village, Huangpo Town, Wuchuan City, Guangdong Province
13	Wireless Media Department	Alliance Promoter	WX-018	Weiquan Xu	1,500	2010.1	2010.2	2009.11.17- 2012.11.16	Male	Guangdong	1988.3.25	Unmarried	441521198803258514	Room 102, East Buidling 2, Nanhuxin Village, Haifeng County, Shanwei City, Guangdong Province
14	Wireless Media Department	Alliance Promotion Executive	WX-020	Lishi Zhong	1,800	2010.1	2010.2	2009.12.8- 2012.12.7	Female	Guangdong	5/18/1988	Unmarried	440111198805182781	No. 12, No. 2 Lane, No. 2 Street, Daliou Village, Baiyun District, Guangzhou City
APPENDIX 7

						Social	Housing	Employment				Marital
		Name of	File		Current	Insurance	Fund	Contract		Native	Date of	Status
No.	Department	Post	No.	Name	Wage	Information	Information	Agreed Term	Gender	Place	Birth	×´¿ö	ID No.	ID Address
15	Wireless Media Department	Alliance Promotion Executive	WX-021	Qing Lu	1,500	2010.1	2010.2	2009.12.8- 2012.12.7	Female	Jiangxi	3/13/1990	Unmarried	360421199003132428	No.1, No. 4 Team, Baihe Village, Chengmen Town, Jiujiang County, JIujiang City, Jiangxi Province
16	Technology Department	Project Manager	JS-001	Wei Bin	7,500	2009.12	2009.10	2009.7.1- 2012.6.30	Male	Hunan	3/4/1979	Married	43020219790304203X	Room 608, Building 4, No. 34 Taishan Road, Tianyuan District, Zhuzhou City, Hunan Province
17	Technology Department	PHP Engineer	JS-002	Rulin Li	4,600	2008.7	2009.10	2008.3.24- 2010.12.31	Male	Guangxi	10/13/1978	Married	452502197810133815	District Talent Exchange Service Center Dormitory, Qintang Town, Gangbei District, Guigang City, Guangxi Province
18	Technology Department	PHP Engineer	JS-003	Canghai Zhao	3,600	2008.7	2009.10	2008.3.17- 2010.12.31	Male.31	Hunan	10/13/1985	Unmarried	430521198510132851	No. 149, Joint School Dormitory, Liuze Town, Shaodong County, Hunan Province
19	Technology Department	PHP Engineer	JS-004	Junfei Ou	5,000	2007.6	2009.10	2008.1.1- 2010.12.31	Male	Guangzhou City	1/16/1985	Unmarried	440104198501165014	Room 501, No. 157, Shuimeng Siheng Road, Tianhe District, Guangzhou City
20	Technology Department	PHP Engineer	JS-005	Yongheng Ma	3,700	2007.6	2009.10	2008.1.1- 2010.12.31	Male	Guangzhou City	8/6/1985	Unmarried	440105198508061513	Room 307, No. 5 of No. 5 Lane, Sushexin Village, Yungui Village, Haizhu District, Guangzhou City
21	Technology Department	Voice Engineer	JS-007	Liang Chen	7,100	2007.6	2009.10	2008.1.1- 2010.12.31	Male	Hunan	11/7/1979	Unmarried	430621197911070410
22	Technology Department	Network Engineer	JS-009	Yunbing Wang	5,100	2009.1	2009.10	2008.11.1- 2010.12.31	Male	Hubei	4/3/1983	Unmarried	429006198304033313	No. 327, Luoshi Road, Hongshan District, Wuhan City, Hubei Province
23	Technology Department	PHP Engineer	JS-011	Lan Lin	3,600	2008.5	2009.10	2008.1.21- 2010.12.31	Female	Hubei	6/20/1986	Unmarried	421022198606203026	No. 12, No. 9 Team, Yuanxing Village, Yangjiachang Town, Gongan County, Hubei Province
24	Technology Department	Network Administrator	JS-013	Yuanning Chen	1,800	2009.11	2009.11	2009.8.10- 2011.12.31	Male	Hunan	6/17/1989	Unmarried	430203198906175015	No. 308, Building18, No. 1 Shifengtou Village, Shifeng District, Zhuzhou City, Hunan Province
25	Financial Department	Manager	CW-001	Juan Chen	5,300	2007.6	2009.10	2008.1.1- 2010.12.31	Female	Sichuan	1973-3-26	Unmarried	512501197303260705	No. 85, Building 1, No. 65 Mazhang Street, Yibin City, Sichuan Province
26	Financial Department	Cashier	CW-004	Jianqin Li	2,600	2009.3	2009.10	2009.2.26- 2010.12.31	Female	Guangzhou City	11/22/1983	Married	440111198311221242	No. 2, Yaxin East No. 1 Lane, Xin Village, Yayao Town, Huadu District, Guangzhou City
27	Financial Department	Cashier	CW-005	Yinfen Zhong	2,400	2009.11	2009.10	2009.9.1- 2011.12.31	Female	Sichuan	10/12/1977	Unmarried	510502197710123825	Room 4-4-6, Zaolinyuan, Yutang Town, Longmatan District, Luzhou City, Sichuan Province
28	Financial Department	Accountant	CW-008	Chujun Liu	3,000	2009.11	2009.10	2009.8.4- 2009.10.4	Female	Meizhou	3/26/1979	Married	441423197903265626	Xinlian, Xinpu Village, Liuhuang Town, Fengshun County, Guangdong Province
29	Financial Department	Accountant	CW-006	Xiaomei Lin	2,500	2010.1	2010.2	2009.12.21- 2012.12.20	Female	Guangdong	6/14/1977	Unmarried	440803197706141128	No. 12, No. 1 Lane, Jiuheng Road, Shitou Village, Shitou Village (Residence), Xiashan District, Zhanjiang City, Guangdong Province
30	General Affairs Department	Manager	ZW-002	Huiying Niu	4,200	2007.6	2009.10	2008.1.1- 2010.12.31	Female	Hunan	9/13/1983	Married	430302198309131566	College of Engineering Dormitory, No. 6 Culture Village, Donghu Residence Committee, Hetang District, Zhuzhou City, Hunan Province
31	General Affairs Department	Administrative Assistant	ZW-005	Min Ye	1,800	2009.9	2009.10	2009.6.3- 2010.12.1	Female	Hubei	12/21/1986	Unmarried	420115198612211621	No. 9 Zhongzhou Xiangtangye, Wulijie Town, Jiangxia District, Wuhan City
APPENDIX 7

Tianlang Personnel Files

						Social	Housing	Employment
		Name of	File		Current	Insurance	Fund	Contract			Native	Date of	Marital
No.	Department	Post	No.	Name	Wage	Information	Information	Agreed Term	Age	Gender	Place	Birth	Status	ID No.	ID Address
1	Value-add Business Department	Value-added Business Executive	TL-01	Xiaoting Lu	2,900	2009.11	2009.12	2009.11.1- 2012.10.31	25	Female	Guangxi	1/1/1984	Married	450111198401013342	No. 12, No. 10 Team, Zhongyi Po, Shuangyi Village, Nalong Town, Chengbei District, Nanning City
2	Value-add Business Department	Business Assistant Executive	TL-02	Zewei Zhu	2,900	2009.11	2009.12	2009.11.1- 2012.10.31	25	Male	Guangzhou City	1984-4-16	Unmarried	445224198404161818	Room 702, No. 30, Huiqiao No. 3 Street, Baiyun District, Guangzhou City
3	Value-add Business Department	Value-added Business Executive	TL-03	Dianwei Cheng	2,000	2009.11	2009.12	2009.11.1- 2012.10.31	24	Male	Guangdong	2/14/1985	Unmarried	44170219850214171X	No. 63 Bolingyuan Road, Jiangcheng District, Yangjiang City, Guangdong Province
4	Value-add Business Department	Content Editor	TL-04	Haibing Qu	2,500	2009.11	2009.12	2009.11.1- 2012.10.31	27	Male	Henan	3/12/1982	Unmarried	413025198203120030	No. 38, Fuli Lane, Chengguan Town, Guangshan County, Henan Province
Xunyou Personnel Files

						Social	Employment					Marital
		Name of	File		Current	Insurance	Contract			Native	Date of	Status
No.	Department	Post	No.	Name	Wage	Information	Agreed Term	Age	Gender	Place	Birth	×´¿ö	ID No.	ID Address
1	Wireless Media Department (Xunyou)	Alliance Promotion Executive	XY-001	Jianfeng Xie	2,700	2008.11	2008.9.1- 2010.12.31	26	Male	Guangdong	9/2/1983	Unmarried	441623198309022096	Nandifang Road Station Dormitory, Lianping Avenue, Yuanshan Town, Lianping County, Guangdong Province
APPENDIX 7

Zhishu Personnel Files

								Employment
						Social	Housing	Contract					Marital
			File		Current	Insurance	Fund	Agreed			Native	Date of	Status
No.	Department	Name of Post	No.	Name	Wage	Information	Information	Term	Age	Gender	Place	Birth	×´¿ö	ID No.	ID Address
1	Value-add Business Department	Customer Service Representative	ZS-001	Xiaofang Xiao	2,100	2009.11	2009.12	2009.11.1- 2012.10.31	25	Female	Jiangxi	11/2/1984	Unmarried	362430198 411025123	Rongtian Village Committee, Longtian Town, Yongxin Country, Jiangxi Province
2	Value-add Business Department	Customer Service Representative	ZS-002	Nini Mu	1,700	2009.11	2009.12	2009.11.1- 2012.10.31	22	Female	Shaanxi	10/18/1988	Unmarried	610481198 810183022	No. 376, No. 9 Team, Wufeng Village, Tangfang Town, Xingping City, Shaanxi Province
3	Value-add Business Department	Customer Service Representative	ZS-003	Chunrong Lin	1,700	2009.11	2009.12	2009.11.1- 2012.10.31	23	Female	Guangdong	12/6/1986	Unmarried	440883198 612064543	No. 297, Guangshan No. 1 Road, Tianhe District, Guangzhou City
4	General Affairs Department	Receptionist	ZS-004	Shuzhen He	1,500	2009.12	2010.1	2009.12.1- 2012.10.31	23	Female	Guangdong	11/24/1986	Unmarried	440111198 611241827	No. 19, No. 1 Lane, Jiufotang Xiayingfeng Street, Baiyun District, Guangzhou City
APPENDIX 7

Kaiyuan Personnel Files

									Marital				Social		Employment
		Name of	File				Native	Date of	Status			Current	Insurance	Housing	Contract
No.	Department	Post	No.	Name	Gender	Age	Place	Birth	×´¿ö	ID No.	ID Address	Wage	Information	Fund	Agreed Term
1	Wireless Media Department	Alliance	KY-001	Li Huang	Female	24	Hainan	10/12/1985	Unmarried	460006198 510123124	Dingzaiyuan Village, Liudi Village Committee, Houan Town, Wanning City, Hainan Province	4,100	2009.11	2009.12	2009.11.1- 2012.10.31
2	Wireless Media Department	Promotion Executive	KY-002	Qing Wu	Female	24	Guangdong	2/15/1985	Unmarried	445281198 502151426	No. 789 Tianyuan Road, Tianhe District, Guangzhou City	2,900	2009.11	2009.12	2009.11.1- 2012.10.31
3	Wireless Media Department	Promotion Executive	KY-003	Xiaoxia Luo	Female	20	Guangdong	1989-2-15	Unmarried	441622198 902152565	No. 8, Lanye Village, Zishi Village Committee, Zishi Town, Longchuan County, Guangdong Province	2,500	2009.11	2009.12	2009.11.1- 2012.10.31
4	Wireless Media Department	Promotion Executive	KY-004	Huan Wang	Female	24	Shandong	9/4/1985	Unmarried	370681198 509041026	No. 302, Dongwang Village, Xufu Town, Longkou City, Shandong Province	2,200	2009.11	2009.12	2009.11.1- 2012.10.31
5	Wireless Media Department	Promotion Executive	KY-005	Hongyan Su	Female	21	Hunan	1/30/1988	Unmarried	430423198 80130362X	No. 27, No. 2 Team, Shiqiao Village, Changjiang Town, Hengshan County, Hunan Province	2,300	2009.11	2009.12	2009.11.1- 2012.10.31
6	Wireless Media Department	Promotion Executive	KY-006	Xiangyun Huang	Female	24	Guangxi	2/24/1985	Unmarried	450204198 502240626	No. 85 Caishi Area, Eshan Road, Liunan District, Liuzhou City, Guangxi Province	2,200	2009.11	2009.12	2009.11.1- 2012.10.31
APPENDIX 7

APPENDIX 8.
FINANCIAL REPORTS
APPENDIX 8

Client name: Winclick Group
Combined Financial statements
Period: December 31, 2009
RMB
2009.12.31

Dr/(Cr)
ASSETS
Current assets
Cash and cash equivalents	12,626,201
Accounts receivable	9,848,465
Provision for doubtful debts—AR	—
Accounts receivable, net	9,848,465
Notes receivable	—
Other receivables	1,340,879
Provision for doubtful debts—OR	—
Other receivables, net	1,340,879
Advance to suppliers	3,971,340
Amounts due from related companies	—
Inventories, cost	—
Inventories provision	—
Inventories, net	—
Available-for-sale assets	—
Short-term investment	—
Prepaid expenses	—
—
Subtotal	27,786,885
—
Non-current assets	—
Fixed asset, cost	403,248
Accumulated depreciation	(147,870)
FA impairment provision	—
Fixed asset — NBV	255,378
Construction in progress	—
Long term investment, net	800,000
Intangible assets, cost	9,312
Intangible assets amortization	—
Intangible assets, net	9,312
Goodwill	989,047
Prepayment-long term	—
Long term deferred assets	5,953
Deferred Tax Asset	—
—
Subtotal	2,059,690
—
Total assets	29,846,575
—
—
EQUITY AND LIABILITIES	—
—
Capital and reserves	—
Paid in capital	(5,000,000)
Capital surplus	(800)
Surplus reserve	—
Including: Statutory public welfare fund	—
Accumulated gain/(losses)	(14,680,228)
—
Subtotal	(19,681,027)
—
Minority interest	—

APPENDIX 8	46

Dr/(Cr)
—
Current liabilities	—
Accrued payroll	(381,139)
Dividends payable	—
Tax payable	(1,183,956)
Accounts payable	(1,428,754)
Notes payable	—
Accruals	(3,885,496)
Advance from customers	(1,032,017)
Amounts due to related companies	(2,000,000)
Other payable	(212,250)
Other current liabilities	—
Bank overdrafts	—
Short-term bank loans	—
Short-term portion of long-term loan	—
Other levies	(41,936)
Other short-term borrowings	—
—
Subtotal	(10,165,549)
—
—
Non-current liabilities	—
Long term loan	—
Deferred Income	—
Government grants payables	—
Long term payable	—
Deferred Tax Liability	—
—
Subtotal	—
—
—
Total equity and liabilities	(29,846,576)
—
—
PROFIT AND LOSS	—
—
Gross sales	(46,025,020)
Sales discount	—
—
Revenue	(46,025,020)
Cost of sales	25,943,503
—
Gross profit	(20,081,517)
Operation levies	1,493,629
Other operating profit	—
Subsidy income	—
Investment profit	(2,730)
Distribution costs	1,566,623
Distribution cost(Commission)	—
Administration expenses	4,526,491
Administration expenses (R&D)	—
Bank charges	—
Non-operating income	—
Non-operating expenses	13,989
—
—
Profit from operations	(12,483,515)
Finance costs-net	31,360
Financial income	(23,344)
Financial expenses	54,704

APPENDIX 8	47

Dr/(Cr)
Subsidy Income	—
—
Profit before tax	(12,452,155)
Taxation	1,008,228
Previous year adjustment	13,684
—
Profit after tax	(11,430,243)
—
Minority interest	—
—
Profit attributable to shareholders	(11,430,243)
Accumulated gain/(losses)	(3,249,986)
Transfer to capital stock	—
Surplus reserve	—
Statutory public welfare fund	—
Bonus & welfare funds	—
Special bonus fund	—
Others	—
—
—
Accumulated gain/(losses), end of year	(14,680,228)

APPENDIX 8	48

APPENDIX 9.
GROUP ORGANIZATION STRUCTURE

APPENDIX 9

APPENDIX 10.
RESOLUTION OF SHAREHOLDERS’ MEETING
Guangzhou WinClick Information Technology, Co., Ltd
Resolution of Shareholders’ Meeting
In accordance with the Company Law of the People’s Republic of China and the Articles of Association, Guangzhou WinClick Information Technology, Co., Ltd (“the Company”) held its Shareholders’ Meeting on this              date of       (month),              (year) at the Company’s meeting. All the shareholders of the Company, Cheng Chen, Yu Zhang and Qingping Wang were present at the meeting.
At the meeting, the shareholders all present have unanimously adopted the resolutions of the Shareholders’ Meeting as follows:
1.	Upon the auditing by the qualified CPA firm recognized by Redgate Media AD Co., Ltd (“Redgate”) according the prevailing accounting standard of USA, the distributable net profits of the Company as at December 31, 2008, amount to RMB Yuan(“Retained Net Profits”). In order to safeguard the normal operation and further development of the Company, the shareholders unanimously agree that such Retained Net Profits will not be distributed for the time being.

2.	According to the Equity Transfer Agreement executed by all the Company’s shareholders with Redgate on December 31, 2009, the shareholders have decided to transfer all their respective equity interests in the Company to Redgate. In order to ensure that the shareholders are entitled to the Retained Net Profits according to their respective shares in the Company, the shareholders unanimously agree that in the account of the Company, such Retained Net Profits shall be recorded as the payables by the Company to the shareholders, including the amounts of RMB Yuan payable by the Company to Cheng Chen, RMB Yuan payable by the Company to Yu Zhang and RMB Yuan payable by the Company to Qingping Wang.

3.	All the shareholders unanimously agree that without prejudice to the normal operation and development of the Company, within seven (7) days upon receipt of the request from the shareholders to pay all or part of the retained profits, the Company will pay such Retained Net Profits.
Duly signed by all the shareholders:
Cheng Chen
Signature:
Yu Zhang
Signature:

APPENDIX 10

Qingping Wang
Signature:
Guangzhou WinClick Information Technology, Co., Ltd
Date:

APPENDIX 10

APPENDIX 11.
RESTATED ARTICLES OF ASSOCIATION

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Articles of Association
of
Guangzhou WinClick Information Technology Co., Ltd.
Chapter I General Provisions
Article 1 The Articles of Association is hereby formulated by Redgate Media AD Co., Ltd. as the sole shareholder of Guangzhou WinClick Information Technology Co., Ltd. (hereinafter referred to as “Company”) in accordance with the Company Law of the People’s Republic of China (hereinafter referred to as “Company Law”) and other pertinent laws and regulations.
Article 2 Where any of the terms of the Articles of Association conflicts with Chinese laws and regulations, the latter shall prevail.
Chapter II Name and Domicile
Article 3 Name of the Company: Guangzhou WinClick Information Technology Co., Ltd.
Article 4 Domicile of the Company: Room 803-04, Tower South, Huasheng Plaza, No. 102 Xianlie Road Middle, Yuexiu District, Guangzhou, China.
Chapter III Business Scope
Article 5 Business scope:
Research and development computer technologies, network games; computer technical service, website production; production and release of various advertisements (duration for items to be examined and approved shall be subject to the approval).
Chapter IV Registered Capital, Shareholder’s Name (Title), Payment Method
and Capital Contribution Amount
Article 6 Registered capital of the Company is RMB one million (RMB1,000,000).
Article 7 Shareholder’s name (title), payment method and capital contribution amount are as follows:

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	Capital Contribution
Shareholder’s Name or Title	Amount (RMB10,000)	Payment Method
Redgate Media AD Co., Ltd.	100	Currency
Chapter V Organs and the Establishment, Functions and Powers and Rules of
Procedure Thereof
For the purpose of the Articles of Association, “Group Company” means the Company’s existing subsidiaries and associated companies, including Beijing Zhangshang Youyang Network Information Technology Co., Ltd., Guangzhou Tianlang Network Technology Co., Ltd., Guangzhou Xunyou Digital Technology Co., Ltd., Guangzhou Zhishu Communication Technology Co., Ltd., Guangzhou Kaiyuan Digital Technology Co., Ltd., Nanjing WinClick Information Technology Co., Ltd., and any other company which the Company acquires or invests in the future.
Article 8 The shareholder shall exercise the following functions and powers:
1)	to decide on the business policies and investment plans of the Company;

2)	to elect and replace directors and supervisor other than staff representatives, and to decide on matters concerning the remuneration of directors and supervisor;

3)	to examine and approve the reports of the board of directors;

4)	to examine and approve the reports of the board of supervisors;

5)	to examine and approve the annual financial budget plan and the final accounts plan of the Company;

6)	to examine and approve the Company‘s plans for profit distribution and plans for making up losses;

7)	to decide on the increase or reduction of the registered capital of the Company;

8)	to decide on the issuance of Company bonds, grant of loans or any claim to any person;

9)	to decide on matters such as merger, division, dissolution, liquidation or transformation of the Company;

10)	to decide on matters such as sale, lease, exchange, transfer or otherwise disposal of all or substantial assets of the Company;

11)	to decide on matters such as purchase or acquisition of all or substantial assets of other persons, and transfer of important contracts which have material impact upon the Company’s operation;

12)	to amend the Articles of the Association of the Company;

13)	to examine and approve any guarantee provided by the Company, including, but not limited to, creation of any fixed or floating guarantee, mortgage, lieu or other encumbrance upon all or any part of the businesses or assets of the Company of any Group Company;

14)	to decide on equity investment or debt investment, including, but not limited to, investment in or purchase of shares, equity or interests of other companies, to

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establish any joint venture, partnership, alliance or pooling arrangement; or to establish any subsidiary, branch, representative office, contact office or any other entity; and
15)	to decide on material changes in any accounting standard and any accounting policy, and to appoint the independent auditor.
Article 9 Decisions made by the shareholder on business policies and investment plans of the Company shall be in writing and, after signed by the shareholder, kept at the Company.
Article 10 The Company has the board of directors, which comprises three (3) directors, who shall be appointed by the shareholder. The initial directors shall be Yue Jin, Ying Zhu and Cheng Chen. The term of office of a director shall be three (3) years. A director may, if reappointed upon expiration of the term of office, serve consecutive terms.
The board of directors shall have one (1) chairman, who shall be appointed by the shareholder from the two (2) directors other than Cheng Chen.
Article 11 The board of directors shall exercise the following functions and powers:
1)	to report on its work to the Shareholders;

2)	to implement the resolutions of the Shareholders;

3)	to decide on the business plans and the investment plans of the Company;

4)	to formulate the annual financial budget plan and the final accounts plan of the Company;

5)	to formulate plans for profit distribution and plans for making up losses of the Company;

6)	to formulate plans for the increase or reduction of the registered capital of the Company and for the issuance of Company bonds;

7)	to formulate plans for the merger, division, transformation and dissolution of the Company;

8)	to decide on establishment of the Company’s internal management organ;

9)	to decide on appointment or dismissal of the Company’s general manager, deputy general management for operation, financial officer and other senior management personnel; to decide on their remunerations; to decide on the function and power scope of the general manager;

10)	to formulate the basic management system of the Company;

11)	to approve any disposal of the Company’s intellectual property;

12)	to approve any contract, agreement, expenditure or other financial arrangement of the Company with an amount exceeding RMB one hundred thousand (RMB100,000);

13)	to approve the sale, transfer, lease or otherwise disposal of the Company’s assets whose accumulative fair market price exceeds RMB one hundred thousand (RMB100,000) [including series of consecutive sale in one year, of which the total amount exceeds RMB one hundred thousand (RMB100,000)];

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14)	to approve the purchase or acquisition of any asset whose accumulative fair market price exceeds RMB one hundred thousand (RMB100,000) [including series of consecutive purchase or acquisition in one year, of which the total amount exceeds RMB one hundred thousand (RMB100,000)];

15)	to approve any loan granted by the Company and any Group Company to any third person, with an amount exceeding RMB one hundred thousand (RMB100,000);

16)	to approve any volunteer termination, dissolution, winding up and liquidation of any Group Company;

17)	to approve any Group Company’s merger, division, transformation, asset stripping, reorganization or purchase of another enterprise’s share or equity interest;

18)	to approve and dismiss the members of the board of directors of each Group Company or the executive director, to approve changes in the scale of the board of directors of each Group Company, or to approve changes in the appointment/dismissal procedures for the members of the board of directors of each Group Company;

19)	to approve the lawsuits, arbitrations or reconciliation in connection with the Company, with an amount exceeding RMB one hundred thousand (RMB100,000);

20)	to appoint, reappoint or dismiss general manager, chief financial officer, independent auditor or attorney of any Group Company, to modify, terminate and waive employment contracts, confidentiality, non-competition agreements and service agreements with such persons, and to decide on their remunerations and on salary & bonus plans which are in favor of the management personnel of the Group Company;

21)	to change the Company‘s business scope, alter or expand businesses which may results in material difference in existing business; or to carry out activities irrelevant to the existing business; and

22)	to approve any contract or arrangement between the Company and its shareholder, directors or senior management personnel, or any third person which is associated with the Company‘s shareholder, directors or senior management personnel, or to amend materially such contract or arrangement.
Article 12 The meetings of the board of directors shall be convened and presided over by the chairman. Where the chairman cannot or fail to perform his duties, the meetings shall be presided over by a director elected by more than half of all the directors.
Article 13 A director shall have one voting right upon a resolution.
Resolutions of the board of directors shall become effective with the consent of more than half of all the directors.
Article 14 The meeting of the board of directors shall be held once every six (6) months. The chairman shall convene and preside over the meetings of the board of directors. The chairman shall send a written notice (including e-mail and facsimile) (“Notice of Meeting of the Board of Directors”) to each director at least ten (10) working days in advance, indicating the date, time, place of the meeting and topics to be discussed at the meeting. With respect to a meeting, the requirement for written notices may be waived with consents of all the directors.
Where a director cannot attend a meeting of the board of directors for any special reason, he may entrust his proxy with a written power of attorney to attend the meeting and take

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part in voting. The proxy shall have the same rights and powers with the director who issues the power of attorney. A director who neither attends in person nor entrusts a proxy to attend a meeting of the board of directors shall be deemed as waiving the voting right at such meeting.
Any meeting of the board of directors may be held by means of conference telephone or other similar communication devices if all the directors present at the meeting can be heard and talk with each other, and all such directors shall be deemed as attending the meeting in person.
The chairman shall hold an interim meeting of the board of directors upon the proposal of Cheng Chen or any two (2) directors or the supervisor.
Article 15 Meetings of the board of directors shall be held according to the date, time and place as mentioned in the meeting notices. At least two (2) directors (including Cheng Chen) shall constitute the valid quorum of a meeting of the board of directors. Notwithstanding the generality of such provisions, if Cheng Chen cannot attend a meeting of the board of directors in person or by proxy, the meeting of the board of directors shall be postponed to the same time and place on the seventh (7th) day following the original day as mentioned in the meeting notice (“Postponed Meeting of the Board of Directors”). The chairman need not issue a new notice of such Postponed Meeting of the Board of Directors. Where Cheng Chen cannot attend such Postponed Meeting of the Board of Directors in person or by proxy, the directors present at the meeting may constitute the valid quorum.
The board of directors may adopt written resolutions with the unanimous consent of all the directors in lieu of a meeting of the board of directors.
Article 16 The Company has one (1) general manager and one (1) deputy general manager for operation, both of whom shall be appointed or dismissed by the board of directors and may serve consecutive terms if reappointed. The initial general manger shall be Cheng Chen, with the term of office of three (3) years. The general manger shall be responsible to the board of directors and exercise the following functions and powers:
1)	to take charge of the production, operation and management of the Company and to organize the implementation of the resolutions of the board of directors;

2)	to organize the implementation of the annual business plans and investment plans of the Company;

3)	to draw up plans on the establishment of the internal management organs of the Company;

4)	to draw up the basic management system of the Company;

5)	to formulate specific rules and regulations of the Company;

6)	to appoint or dismiss management personnel other than those to be appointed or dismissed by the board of directors; and

7)	to exercise other functions and powers granted by the board of directors.
The manager may attend the meetings of the board of directors as a non-voting participant.

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Article 17 The general manager shall be subject to the performance appraisal conducted by the board of directors. The board of directors may decide on the appointment and dismissal of the initial general manager according to the actual performance situation of the Company. During the term of office of the initial general manager, if the net profits of the Company derived from ordinary operations in 2009, 2010 or 2011 which is audited by the qualified CPA firm in accordance with the existing US GAAP are less than the performance target (RMB11,000,000 in 2009, RMB12,650,000 in 2010 and RMB14,550,000 in 2011), the initial general manager may be replaced at any time with the consent of more than half of all the directors. Where the general manager violates the employment contract with the Company, the Company’s Articles of Association, laws or regulations, or conducts corrupt practices or neglects his duties seriously, which causes material losses of more than RMB one million (RMB1,000,000) to the Company, the general manager may be replaced at any time with the consent of more than half of all the directors.
Article 18 Without the approval of the board of directors, general manager, deputy general manager for operation and other senior management personnel shall not serve concurrently as general manager or other senior management personnel of any economic organization other than the Company’s subsidiaries.
Article 19 The Company has not a board of supervisor, but has one (1) supervisor, who shall be appointed by the shareholder.
The term of office of a supervisor shall be three (3) years. A director may, if reappointed upon expiration of the term of office, serve consecutive terms.
Article 20 The supervisor shall exercise the following functions and powers:
1)	to examine the financial affairs of the Company;

2)	to supervise the acts of the directors and senior management personnel during the performance of their duties, and to propose for dismissal of the directors or senior management personnel who violate the laws, administrative regulations, the Articles of Association or the shareholder’s decisions;

3)	to demand the directors and senior management personnel to make corrections if any of their acts is found to have damaged the Company’s interests;

4)	to make proposals at a Shareholders’ Meeting;

5)	to bring lawsuits against the directors and senior management personnel in accordance with Article 152 of the Company Law; and

6)	to propose to hold a meeting of the board of directors;
The supervisor shall attend the meetings of the board of directors as a non-voting participant.
Chapter V Legal Representative

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Article 21 The chairman shall be the Company’s legal representative.
Article 22 The legal representative shall exercise the following functions and powers:
1)	to inspect the implementation of the shareholder’s decisions and report to the shareholder;

2)	to sign relevant documents on behalf of the Company; and

3)	to exercise the special discretion power and the disposal right upon the Company’s affairs in case of any war, severe natural disaster and other emergent circumstances provided that the special discretion power and the disposal right must accord with the Company‘s interests, and to report to the shareholder thereafter.
Chapter VI Financial Affairs, Accounting, Profit Distribution and Employment System
Article 23 The Company shall establish the financial and accounting systems in accordance with Chinese laws, regulations and other rules of finance and tax departments. The Company shall prepare financial reports in accordance with the enterprise accounting system or other accounting standard formulated by the shareholder, as well as other pertinent Chinese laws and regulations. The Company shall submit the financial reports of the previous fiscal month to the shareholder within the first five (5) days of each month. The Company shall complete the preparation of the financial report of the current year within six (6) months from the end of each fiscal year, and appoint an independent CPA firm to audit the accounting books and annual financial reports and to issue the audit opinions. The audited financial report and the audit opinions shall be examined and approved by the board of directors and submitted to the shareholder.
Article 24 Profit distribution shall be subject to the Company Law, other laws and regulations, as well as pertinent regulations of the finance department under the State Council.
Article 25 The employment system of the Company shall be subject to the laws and regulations, as well as pertinent regulations of the labor department under the State Council.
Chapter VII Dissolution Causes and Liquidation Methods
Article 26 The Company may be dissolved in any of the following circumstances:
1)	Where the dissolution causes as specified in the Articles of Association occur;

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2)	Where the shareholder decides on dissolution;

3)	Where dissolution becomes necessary as a result of merger or division of the Company;

4)	Where the Company’s Business License is revoked, the Company is ordered to close down or its registration is cancelled;

5)	Where the competent People’s Court rules for dissolution in accordance with the laws;

6)	Where the Company is declared legally bankrupt; or

7)	Other dissolution circumstances as provided for in laws and administrative regulations occur.
Article 27 When the Company is dissolved, a liquidation team shall be formed in accordance with the Company Law to conduct liquidation upon the Company. After the completion of the liquidation, the liquidation team shall prepare a liquidation report and submit it to the shareholder or relevant competent authority for confirmation, report it to the company registration authority for applying for canceling the Company’s registration, and announce the termination of the Company.
Chapter VIII Supplementary Provisions
Article 28 Registered items of the Company shall be subject to those verified and approved by the company registration authority.
Article 29 The Articles of Association shall be duly signed by the shareholder on the ___ day of ___, ___and take effect thereafter. The Articles of Association shall be made in three (3) copies, two (2) kept by the Company and one (1) submitted to the company registration authority.
(Executive Page Attached)

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(Execution Page)
Shareholder:
Redgate Media AD Co., Ltd. (seal)
Signature:
Legal representative: Yue Jin
Date:

APPENDIX 11	10